UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

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Interline Brands, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Interline Brands, Inc.
801 West Bay Street
Jacksonville, Florida 32204
(904) 421-1400

April 11, 2006

Dear Stockholder:

On behalf of the Board of Directors of Interline Brands, Inc., I am pleased to invite you to the 2006 Annual Meeting of Stockholders. The Annual Meeting will be held at 9:00 a.m., Eastern Time, on Thursday, May 11, 2006, at The River Club, 34th Floor, One Independent Drive, Jacksonville, Florida  32202.

Detailed information concerning Interline’s activities and operations during fiscal year 2005 is contained in our Annual Report, which is enclosed.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. After reading the Proxy Statement, please promptly vote and submit your proxy by dating, signing and returning the enclosed proxy card in the enclosed postage-prepaid envelope. Your shares cannot be voted unless you submit your proxy or attend the Annual Meeting in person.

The Board of Directors and management look forward to seeing you at the Annual Meeting.

Sincerely,

Michael J. Grebe
President and Chief Executive Officer

801 West Bay Street
Jacksonville, FL  32204
(904) 421-1400

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

You are cordially invited to the 2006 Annual Meeting of Stockholders of Interline Brands, Inc., a Delaware corporation (the “Company”). The meeting will be held at The River Club, 34th Floor, One Independent Drive, Jacksonville, Florida 32202, on Thursday, May 11, 2006, at 9:00 a.m., Eastern Time, for the purposes of voting on the following matters:

1.                The election of three (3) Class II members of the Board of Directors of the Company for a term of three (3) years;

2.                A proposal to approve amendments to Interline’s 2004 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder by 2,000,000 shares and to further restrict the repricing of awards thereunder without first obtaining stockholder approval;

3.                A proposal to approve the adoption of an Executive Cash Incentive Plan; and

4.                A proposal to ratify the selection of Deloitte & Touche, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 29, 2006.

If you were a stockholder of record at the close of business on March 24, 2006, you are entitled to vote at the meeting. A list of stockholders as of the record date will be available for examination at the meeting.

Whether or not you expect to attend the Annual Meeting in person, we encourage you to promptly sign, date and return the enclosed proxy card in the envelope provided. Executing and returning the enclosed proxy card will not deprive you of the right to attend the Annual Meeting or to vote your shares in person.

By Order of the Board of Directors

Laurence W. Howard, III
Vice President, General Counsel and Secretary

Jacksonville, Florida
April 11, 2006

The Company’s Annual Report for the fiscal year ended December 30, 2005, accompanies this notice but is not incorporated as part of the enclosed proxy statement and should not be considered part of the proxy solicitation materials.

TABLE OF CONTENTS

Page
INFORMATION CONCERNING VOTING AND SOLICITATION	1
OUR BOARD OF DIRECTORS AND EXECUTIVE OFFICERS	3
PROPOSAL 1—ELECTION OF DIRECTORS	6
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	11
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	12
PROPOSAL 2—ADOPTION OF AMENDMENTS TO THE 2004 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES ISSUABLE, AND TO FURTHER RESTRICT REPRICING OF AWARDS ISSUED UNDER THE PLAN	13
PROPOSAL 3—ADOPTION OF THE EXECUTIVE CASH INCENTIVE PLAN	19
EXECUTIVE COMPENSATION	22
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION	27
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	30
INTERLINE STOCK PRICE PERFORMANCE	32
REPORT OF THE AUDIT COMMITTEE	32
PROPOSAL 4—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	33
STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING	35
OTHER MATTERS	36
APPENDIX A: AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN (AS PROPOSED)	A-1
APPENDIX B: EXECUTIVE CASH INCENTIVE PLAN	B-1

INTERLINE BRANDS, INC.

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

This Proxy Statement is being furnished to you in connection with the solicitation by the Board of Directors of Interline Brands, Inc., a Delaware corporation (“Interline” or the “Company”), of proxies to be used at the 2006 Annual Meeting of Stockholders to be held at The River Club, 34th Floor, One Independent Drive, Jacksonville, Florida 32202, at 9:00 a.m., Eastern Time, on Thursday, May 11, 2006, and any adjournments or postponements thereof. This Proxy Statement and the accompanying form of proxy card are being mailed to stockholders on or about April 11, 2006.

Appointment of Proxy Holders

Your Board of Directors asks you to appoint Laurence W. Howard, III and Thomas J. Tossavainen as your proxy holders to vote your shares at the 2006 Annual Meeting of Stockholders. You make this appointment by voting the enclosed proxy card using one of the voting methods described below.

If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this Proxy Statement. In the absence of your direction, they will vote your shares as recommended by your Board.

Unless you otherwise indicate on the proxy card, you also authorize your proxy holders to vote your shares on any matters not known by your Board at the time this Proxy Statement was printed and which, under our Bylaws, may be properly presented for action at the Annual Meeting.

Who Can Vote

Only stockholders who owned shares of our common stock at the close of business on March 24, 2006, the record date for the Annual Meeting, can vote at the Annual Meeting. As of the close of business on March 24, 2006, we had 32,220,669 shares of common stock outstanding and entitled to vote. Each holder of common stock is entitled to one vote for each share held as of March 24, 2006. There is no cumulative voting in the election of directors.

How You Can Vote

You may vote your shares at the Annual Meeting either in person or by mail as described below. Stockholders holding shares through a bank or broker should follow the voting instructions on the form of proxy card received.

Voting by Mail.   You may vote by proxy by dating, signing and returning your proxy card in the enclosed postage-prepaid return envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person.

Voting at the Annual Meeting.   Voting by mail will not limit your right to vote at the Annual Meeting, if you decide to attend in person. Your Board recommends that you vote by mail, as it is not practical for most stockholders to attend the Annual Meeting. If you hold shares through a bank or broker, you must obtain a proxy, executed in your favor, from the bank or broker to be able to vote at the Annual Meeting.

If you submit your proxy, but do not mark your voting preference, the proxy holders will vote your shares FOR the election of the nominees for director, FOR the approval of the amendments to Interline’s

2004 Equity Incentive Plan, FOR the adoption of an Executive Cash Incentive Plan, and FOR the ratification of the appointment of independent registered public accountants.

Revocation of Proxies

Stockholders can revoke their proxies at any time before they are exercised in any of three ways:

•       by voting in person at the Annual Meeting;

•       by submitting written notice of revocation to the Secretary prior to the Annual Meeting; or

•       by submitting another proxy of a later date prior to the Annual Meeting that is properly executed.

Required Vote; Effect of Abstentions and Broker Non-Votes

Shares held in “Street Name” by a broker

If you are the beneficial owner of shares held in “street name” by a broker, then your broker, as the record holder of the shares, must vote those shares in accordance with your instructions. If you do not give instructions to your broker, then your broker can vote your shares with respect to “discretionary” items but not with respect to “non-discretionary” items. A discretionary item is a proposal that is considered routine under the rules of the New York Stock Exchange. Proposals 1 and 4 to be presented at the Annual Meeting are considered routine. On non-discretionary items for which you give no instructions, the shares will be treated as “broker non-votes” in respect of such item.

Quorum

A quorum, which is a majority of the outstanding shares as of March 24, 2006, must be present to hold the Annual Meeting. A quorum is calculated based on the number of shares represented by the stockholders attending in person and by their proxy holders. If you indicate an abstention as your voting preference, your shares will be counted toward a quorum but they will not be voted on the matter.

Proposal 1: Election of directors

Directors are elected by an affirmative vote of a plurality of shares present in person or represented by proxy and entitled to vote. For purposes of the vote on Proposal 1, abstentions will have no effect on the results of the vote.

Proposal 2: Amendment to the 2004 Equity Incentive Plan

The adoption of the amendments to our 2004 Equity Incentive Plan, as described in further detail herein, are ratified by an affirmative vote of a majority of shares cast on such proposal, present in person or represented by proxy, provided that the total vote cast for the proposal represents over 50% of the outstanding shares of common stock entitled to vote on the proposal. For purposes of the vote on Proposal 2, an abstention or broker non-vote will have the effect of a vote against the proposal, unless holders of 50% in interest of all outstanding shares entitled to vote cast votes, in which event neither an abstention nor a broker non-vote will have any effect on the results of the vote.

Proposal 3: Adoption of the Executive Cash Incentive Plan

The adoption of the Executive Cash Incentive Plan, as described in further detail herein, is under Delaware corporation law ratified by an affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote. For purposes of the vote on Proposal 3, abstentions and broker non-votes will not be counted as votes cast or votes entitled to be cast on the item and will have no effect on the results of the vote.

Proposal 4: Appointment of independent registered public accountants

The appointment of our independent registered public accountants is ratified by an affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote. For purposes of the vote on Proposal 4, abstentions will not be counted as votes cast or votes entitled to be cast on the item and will have no effect on the results of the vote.

Solicitation of Proxies

Interline will pay the cost of printing and mailing proxy materials. We will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of our common stock.

Important

Please promptly vote and submit your proxy by signing, dating and returning the enclosed proxy card in the postage-prepaid return envelope so that your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting.

All meeting attendees may be asked to present a valid, government-issued photo identification (federal, state or local), such as a driver’s license or passport, and proof of beneficial ownership if you hold your shares through a broker, bank or other nominee, before entering the meeting. Attendees may be subject to security inspections. Video and audio recording devices and other electronic devices will not be permitted at the meeting.

OUR BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth information regarding the directors and executive officers of Interline.

Name	Age	Position
Michael J. Grebe	48	President, Chief Executive Officer and Director
William E. Sanford	46	Executive Vice President and Chief Operating Officer
Thomas J. Tossavainen	37	Chief Financial Officer
William R. Pray	59	Senior Vice President and Chief Merchandising Officer
Fred M. Bravo	49	Vice President, Field Sales
Pamela L. Maxwell	41	Vice President, Marketing
Laurence W. Howard	42	Vice President, General Counsel and Secretary
Ernest K. Jacquet	59	Chairman of the Board of Directors
Gideon Argov	49	Director
John J. Gavin	49	Director
Barry J. Goldstein	63	Director
Charles W. Santoro	47	Director
Drew T. Sawyer	38	Director
Michael E. DeDomenico	58	Director

Michael J. Grebe has served as President, Chief Executive Officer and director of Interline since June 2004, as a director of Interline Brands, Inc., a New Jersey corporation and our principal operating subsidiary (“Interline Opco”) since May 2000, the President of Interline Opco since October 1999 and the Chief Executive Officer of Interline Opco since January 2002. Previously, he served as the Chief Operating Officer of Interline Opco from November 1998 to June 2004. Prior to joining Interline, Mr. Grebe served as a Group Vice President of Airgas, Inc., or Airgas, a distributor of industrial gases, from 1997 to 1998. Mr. Grebe joined Airgas following its acquisition of IPCO Safety, Inc., a national alternate channel marketer of industrial safety supplies, of which he served as President from 1991 to 1996. Mr. Grebe serves on the board of directors of Restaurant Technologies Inc.

William E. Sanford has served as Executive Vice President and Chief Operating Officer of Interline since June 2004 and Executive Vice President of Interline Opco since January 2002 and as the Chief Operating Officer of Interline Opco since June 2004. Previously, he served as the Senior Vice President of Interline Opco from April 1999 to January 2002, Chief Financial Officer from April 1999 to June 2004 and Secretary from April 1999 to May 2004. Prior to joining Interline Opco, Mr. Sanford served as Vice President, Corporate Development of MSC Industrial Direct Co., Inc., a distributor of industrial supplies, from January 1998 to March 1999. Prior to 1998, Mr. Sanford held various positions at Airgas, serving as Executive Vice President, Sales & Marketing from 1995 to 1998 and as President of its Pacific Northwest subsidiary from 1988 to 1993.

Thomas J. Tossavainen was appointed Chief Financial Officer of Interline and Interline Opco, effective March 17, 2005. Mr. Tossavainen previously served as Vice President, Finance and Treasurer of Interline and Interline Opco, a position he had held since June 2004, in respect of Interline and August 2001, in respect of Interline Opco. Prior to joining Interline Opco, Mr. Tossavainen served as the Director of Strategic Projects—Treasury at Airgas, Inc. from August 2000 to August 2001 and in other positions with Airgas from 1996 to 2000. Prior to that time, Mr. Tossavainen served in various financial positions for other organizations, including KPMG Peat Marwick LLP. Mr. Tossavainen is a Certified Public Accountant.

William R. Pray has served as Senior Vice President and Chief Merchandising Officer of Interline since June 2004 and of Interline Opco since March 2002. Previously, he served as a director of Interline Opco from October 2000 to June 2004. Prior to joining Interline Opco, Mr. Pray served as President and Chief Operating Officer of Waxman Industries, Inc., the former parent of Barnett, from June 1995 to April 1996, resigning from these positions upon the consummation of the initial public offering of Barnett, then serving as President and Chief Executive Officer for Barnett until September 2000. From February 1991 to February 1993, Mr. Pray served as Senior Vice President-President of Waxman Industries, Inc.’s U.S. operations, after serving as President of its Mail Order/Telesales Group since 1989.

Fred M. Bravo has served as Vice President, Field Sales of Interline since June 2004 and of Interline Opco since October 2001. Mr. Bravo previously served as the National Sales Manager, Director of Sales and Vice President, Sales of Interline Opco. Prior to joining Interline Opco in 1996, Mr. Bravo served as Vice President of Sales of HMA Enterprises, Inc., a Texas-based MRO parts wholesaler, from 1987 to 1996. Mr. Bravo served as Vice President, Sales for Cherokee Holdings, Inc., a Houston based MRO wholesaler from 1985 to 1987.

Pamela L. Maxwell has served as Vice President, Marketing of Interline since June 2004 and of Interline Opco since January 2001. Prior to joining Interline Opco, Ms. Maxwell served as President of Airgas Rutland Tool & Supply Co., Inc., a subsidiary of Airgas and a direct marketing distributor of metalworking products and MRO supplies, from November 1998 to December 2000. During her 17-year career at Airgas, Ms. Maxwell held a variety of positions ranging from sales management in the gas distribution division to marketing management in the direct industrial division.

Laurence W. Howard has served as Vice President, General Counsel and Secretary of Interline since June 2004 and of Interline Opco since May 2004. Prior to joining Interline Opco, Mr. Howard served as the Vice President, Legal Services of Bombardier Capital Inc., the financial services division of Bombardier Inc., from April 2002 through April 2004 and as the Assistant General Counsel from April 1999 through April 2002.

Ernest K. Jacquet has served as Chairman of the Board of Directors of Interline and of Interline Opco since June 2004 and as a director of Interline Opco since May 2000. Mr. Jacquet is a founder and Managing Partner of Parthenon Capital, LLC, one of the principal stockholders of Interline Opco. Prior to co-founding Parthenon Capital in 1998, Mr. Jacquet was a general partner of Summit Partners from April 1990 through May 1998 and a principal of Bain Capital. In addition, he was a director of Wilmar Industries, Inc., our corporate predecessor, from 1995 until May 2000. Mr. Jacquet currently serves on the boards of directors of SSG Precision Optronics, Inc. and Xanboo.

Gideon Argov has served as a director of Interline since June 2004 and of Interline Opco since August 2001. Mr. Argov is currently the Chief Executive Officer of Entegris, Inc., a producer of semi-conductor manufacturing equipment. From 2001 to November 2004, he was a Managing Director of Parthenon Capital. Prior to joining Parthenon Capital, Mr. Argov served as Chairman, President and CEO of Kollmorgen Corporation from 1991 to 2000. Mr. Argov serves on the boards of directors of Entegris, Inc. and Fundtech.

John J. Gavin has served as a director of Interline and of Interline Opco since June 2004. Mr. Gavin currently serves as a director, Chief Executive Officer and President of DBM, Inc., a global human resources consulting firm. Prior to that, Mr. Gavin served as a director, President and Chief Operating Officer of Right Management Consultants from January 1999 to January 2004, and as Executive Vice President of Right Management Consultants from December 1996 through December 1998. Prior to joining Right Management Consultants, Mr. Gavin was with Andersen Worldwide from 1978 through 1996, where he was named a Partner in 1990. Mr. Gavin also currently serves on the boards of directors for GCA Services, Inc. and Catholic Health East, a multi-institutional Catholic health system.

Barry J. Goldstein has served as a director of Interline since June 2004 and of Interline Opco since April 2004. In October 2000, Mr. Goldstein retired as Executive Vice President and Chief Financial Officer of Office Depot, Inc., which he joined as Chief Financial Officer in May 1987. Mr. Goldstein was with Grant Thornton from 1969 through May 1987, where he was named a Partner in 1976. Mr. Goldstein serves on the board of directors of PQ Corp.

Charles W. Santoro has served as a director of Interline since June 2004 and of Interline Opco since May 2000. Mr. Santoro is a co-founder and Managing Partner of Sterling Investment Partners, L.P., one of our principal stockholders, and Sterling Investment Partners, II L.P. Before founding Sterling Investment Partners in December 1999, Mr. Santoro was Vice Chairman, Investment Banking Division of Paine Webber Group Inc. from 1995 to May 2000. Prior to joining Paine Webber in 1995, Mr. Santoro was a Managing Director of Smith Barney Inc., in charge of the firm’s Multi-Industry Group and New Business Development Group. Prior to that, Mr. Santoro was responsible for Smith Barney’s cross-border investment banking activities in New York and London, where he sat on that firm’s international board of directors. Mr. Santoro currently serves on the Board of Visitors of Columbia College and on the boards of directors of a number of private companies.

Drew T. Sawyer has served as a director of Interline since June 2004 and of Interline Opco since May 2000. Mr. Sawyer was a founding member at Parthenon Capital, LLC, acting as a Principal from 1998 to 2000 and then was a Partner at Parthenon Capital until 2005. Prior to joining Parthenon Capital, Mr. Sawyer was a Principal at Parthenon Group from 1995 to 1998. Mr. Sawyer serves on the boards of directors of Canongate Golf, LLC and Restaurant Technologies Inc.

Michael E. DeDomenico has served as a director of Interline and Interline Opco since August 2005. Mr. DeDomenico is currently the Chairman and Chief Executive Officer of NuCO2, Inc., a national distributor of beverage gases and services. Prior to joining NuCO2, Mr. DeDomenico was, from 1998 to

July 2000, President and Chief Executive Officer of Praxair Distribution, Inc., a subsidiary of Praxair Inc. Mr. DeDomenico had been employed by Union Carbide Corp. in various capacities since 1969 and when Praxair was spun-off by Union Carbide in 1992, he was named President of Praxair Canada. The following year he was appointed President of Praxair Europe and in March 1998 was named President and Chief Executive Officer of Praxair Distribution.

There are no family relationships among any of our directors or executive officers.

PROPOSAL 1

ELECTION OF DIRECTORS

Board Structure

Our Board of Directors is currently eight directors divided into three classes of directors, designated as Class I, Class II and Class III, with the directors in each class serving staggered three-year terms. Each class should consist, as nearly as possible, of one-third of the directors constituting the entire board. At present, Ernest K. Jacquet, John J. Gavin and Michael E. DeDomenico are serving as Class I directors, Barry J. Goldstein, Charles W. Santoro and Drew T. Sawyer are serving as Class II directors and Gideon Argov and Michael J. Grebe are serving as Class III directors. At this, the 2006 Annual Stockholders’ Meeting, the term of office of the Class II directors will expire and new Class II directors will be elected for a full term of three years. At the 2007 Annual Stockholders’ Meeting, the term of office of the Class III directors will expire and new Class III directors will be elected for a full term of three years. At the 2008 Annual Stockholders’ Meeting, the term of office of the Class I directors will expire and new Class I directors will be elected for a full term of three years.

The Nominees

The Nominating & Governance Committee of the Board of Directors has nominated, and the Board of Directors has designated, the three persons listed below for election as Class II directors at the Annual Meeting. The proxies given to the proxy holders will be voted or not voted as directed and, if no direction is given, will be voted FOR these three nominees. Your Board of Directors knows of no reason why any of these nominees should be unable or unwilling to serve. However, if for any reason any nominee should be unable or unwilling to serve, the proxies will be voted for any nominee designated by your Board of Directors to fill the vacancy.

General Information About Nominees

The age and board committee position with Interline, if any, of each nominee appears below. Ages are as of April 11, 2006. Information regarding the business experience during at least the last five years and directorships of other publicly-owned corporations of each director can be found above under “Our Board of Directors and Executive Officers.”

Name	Age	Position
Barry J. Goldstein	63	Chairman of the Audit Committee
Charles W. Santoro	47	Compensation Committee Member
Drew T. Sawyer	38	Audit Committee Member

Vote Required

An affirmative vote of the plurality of shares present in person or represented by proxy and entitled to vote will elect the three nominees as Class II directors for the specified three-year term. Unless marked to the contrary, proxies received will be voted “FOR” the nominees.

Your Board of Directors recommends a vote FOR the election of the nominees set forth above as Class II directors of Interline.

Meeting Attendance

Our Directors are expected to attend all Board meetings and meetings of committees on which they serve. Directors are also expected to spend the time they need and meet as frequently as necessary to discharge their responsibilities properly. The Chairman of the Board presides at all meetings of the Board, including meetings of the non-executive Directors, other than when the non-executive Directors elect another Director to preside. Overall, from January 1 through December 31, 2005, our Board met six times. All of our Directors attended at least 75% of the regular meetings of the Board and all meetings of committees on which they served in 2005. A total of three Directors attended our 2005 Annual Meeting of Stockholders.

Committees

Our Board of Directors currently has three standing committees: the Audit Committee, the Nominating & Governance Committee and the Compensation Committee.

The primary purpose of the Audit Committee is to assist the Board in monitoring the integrity of our financial statements, the qualifications and independence of our independent registered public accounting firm, the performance of our audit function and independent registered public accounting firm, and our compliance with legal and regulatory requirements. Messrs. Goldstein, Sawyer, and Gavin are currently serving on the Audit Committee. Mr. Goldstein serves as Chairman of the Audit Committee and also qualifies as an independent “audit committee financial expert,” as such term has been defined by the SEC in Item 401(h)(2) of Regulation S-K. The Audit Committee of the Company met ten times between January 1, 2005 and December 31, 2005. A copy of the charter adopted by the Board of Directors for the Audit Committee can be found on our website at www.interlinebrands.com.

The Nominating & Governance Committee has the authority to identify individuals qualified to become board members and to select, or to recommend that the Board select, the director nominees for the next annual meeting of stockholders; develop and recommend to the Board a set of corporate governance principles applicable to the Company; oversee the evaluation of the Board and management; and annually evaluate its performance. The Nominating & Governance Committee currently consists of Messrs. Argov, Jacquet and Gavin. Mr. Gavin serves as Chairman of the Nominating & Governance Committee. The Nominating & Governance Committee met two times between January 1, 2005 and December 31, 2005. A copy of the charter adopted by the Board of Directors for the Nominating & Governance Committee can be found on our website at www.interlinebrands.com.

The Compensation Committee has the authority to approve salaries and bonuses and other compensation matters for our executive officers. In addition, the Compensation Committee has the authority to approve employee benefit plans as well as administer our 2000 Stock Award Plan and 2004 Equity Incentive Plan. The Compensation Committee currently consists of Messrs. Argov, Santoro, and DeDomenico. Mr. Argov serves as Chairman of the Compensation Committee. The Compensation Committee of the Company met four times between January 1, 2005 and December 31, 2005. A copy of the charter adopted by the Board of Directors for the Compensation Committee can be found on our website at www.interlinebrands.com.

We believe that all members of the Audit, the Nominating & Governance and the Compensation Committees meet the independence standards of the New York Stock Exchange (the “NYSE”) and SEC rules and regulations.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers who serve on our Board of Directors or Compensation Committee.

Independence of Board Members

Our Board reviews each Director’s independence annually in accordance with the standards set forth in our Corporate Governance Guidelines and the requirements of the NYSE. No member of our Board will be considered independent unless the Nominating & Governance Committee determines that the Director has no material relationship with us that would affect the Director’s independence and the Director satisfies the independence requirements of all applicable laws, rules and regulations. To facilitate the analysis of whether a Director has a relationship with us that could affect his or her independence, in our Corporate Governance Guidelines we have identified the following categories of relationships which should not affect a Director’s independence and therefore are deemed immaterial:

•       a Director or an immediate family member is an executive officer of another company that does business with Company and the annual sales to, or purchases from, the Company are less than one percent of the annual revenues of the company he or she serves as an executive officer;

•       a Director or an immediate family member is an executive officer of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other is less than one percent of the total consolidated assets of the company he or she serves as an executive officer and such indebtedness is not past due; and

•       a Director or an immediate family member serves as an officer, director or trustee of a charitable organization, and the Company’s discretionary charitable contributions to the organization are less than one percent of that organization’s total annual charitable receipts (the Company’s automatic matching of employee charitable contributions will not be included in the amount of the Company’s contributions for this purpose).

The following relationships will be considered material relationships that would impair a Director’s independence, absent a determination by the Board to the contrary:

•       a Director or an immediate family member is a partner of or of counsel to a law firm that performs substantial legal services to the Company on a regular basis; and

•       a Director or an immediate family member is a partner, officer or employee of an investment bank or consulting firm that performs substantial services to the Company on a regular basis.

Business relationships, other than those enumerated above, between the Company and an entity for which the Director or an immediate family member serves as an officer or general partner or of which the Director or an immediate family member is the owner of more than five percent of the outstanding equity interests will be evaluated by reference to the following criteria:

•       is the business arrangement usually and customarily offered to customers or suppliers by the Company?

•       is the arrangement offered on substantially similar terms as those prevailing at the time for comparable transactions with other customers or suppliers under similar circumstances?

•       in the event that (i) a proposed arrangement was not made or (ii) an existing arrangement was terminated in the normal course of business, would that action reasonably be expected to have a material and adverse effect on the financial condition, results of operations, or business of the recipient?

Our Board reviewed Director independence based on an application of these categorical standards and has determined that each of our Directors, other than Michael J. Grebe, our President and Chief Executive Officer, is an “independent director” in accordance with the corporate governance rules of the NYSE.

Communications with the Board

Stockholders and other interested parties may communicate with the Board of Directors, including non-management Directors, by submitting such communications in writing to our Vice President, General Counsel and Secretary at Interline Brands, Inc., c/o the Board of Directors (or, at the stockholder’s option, c/o a specific Director or Directors), 801 West Bay Street, Jacksonville, Florida 32204. Such communications will be delivered directly to the Board or the appropriate member or members of the Board.

Executive Sessions of Non-management Directors

To promote open discussion among the non-management Directors, and in accordance with NYSE corporate governance requirements, the Board schedules regular executive sessions in which those Directors meet without management participation. Although the Board has not formally elected a non-management Director to preside over executive sessions, each executive session is in fact led by the Chairman of the Board, by virtue of his being both Chairman and a non-management Director, or in his absence, a Director chosen by the majority of members present at the session.

Corporate Governance Guidelines

Our Board and management have a strong commitment to effective corporate governance. The Company adopted a comprehensive corporate governance framework for its operations (the “Corporate Governance Guidelines”) in preparation for its initial public offering of December 16, 2004. The key items addressed by the Corporate Governance Guidelines are:

•       Director qualification standards.

•       Director responsibilities.

•       Director access to management.

•       Director compensation.

•       Director orientation and continuing education.

•       Management succession.

•       Annual performance evaluation of the Board.

A copy of the Corporate Governance Guidelines is available on the Company’s website at www.interlinebrands.com and can also be obtained free of charge by written request to our corporate secretary.

Code of Conduct and Ethics

On December 11, 2004, the Board adopted a Code of Conduct and Ethics on behalf of the Company. The Code of Conduct and Ethics applies to all employees and members of the Board of Directors. Our Code of Conduct and Ethics is posted on our website at www.interlinebrands.com and is available in print to any stockholder who requests it.

Director Nominations

At present, the Nominating & Governance Committee determines nominees for director. The Nominating & Governance Committee, in making its selection of director candidates, considers the appropriate skills and personal characteristics required in light of the then-current makeup of the Board and in the context of the perceived needs of the Company at the time.

The Nominating & Governance Committee considers a number of factors in selecting director candidates, including:

•       the ethical standards and integrity in personal and professional dealings of the candidate;

•       the independence of the candidate under legal, regulatory and other applicable standards;

•       the diversity of the existing Board, so that we maintain a body of directors from diverse professional and personal backgrounds;

•       whether the skills and experience of the candidate will complement that of the existing Board;

•       the number of other public company boards of directors on which the candidate serves or intends to serve, with the expectation that the candidate would not serve on the boards of directors of more than three other public companies;

•       the ability and willingness of the candidate to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her Board duties;

•       the willingness of the candidate to be accountable for his or her decisions as a director; and

•       such other attributes of the candidate and external factors as the Board deems appropriate.

The Committee has the discretion to weight these factors as it deems appropriate. The importance of these factors may vary from candidate to candidate.

Generally, nominees for director are identified and suggested by the members of the Board or management using their business networks. In addition, the Board has retained executive search firms or other third parties to identify or evaluate director candidates in the past. The Nominating & Governance Committee will consider candidates recommended by our stockholders. Stockholders can submit the name and qualifications of any candidate to our Nominating & Governance Committee in accordance with the procedures described above under “Communications with the Board.” The Nominating & Governance Committee may make such additional inquiries of the candidate or the proposing stockholder as it deems appropriate or necessary to allow the Nominating & Governance Committee to evaluate the stockholder’s proposed candidate on the same basis as those candidates referred through directors, members of management or executive search firms. The Nominating & Governance Committee will not consider any candidate who it concludes does not meet its minimum director qualifications described above.

Directors’ Compensation

Our Directors, other than those who are our employees, receive an annual retainer of $40,000, payable quarterly at their election in either cash, shares of our common stock, or deferred stock units. The chair of the Audit Committee receives, in addition to the annual retainer, an annual fee of $10,000 and the chair of the other committees of our Board receive, in addition to the annual retainer, annual fees of $5,000 each, payable in cash, shares of our common stock or deferred stock units. In addition, each non-executive Director receives an annual award of (i) 7,500 options, vesting one year after the date of grant, to purchase shares of our common stock with a fair market value exercise price and (ii) 1,250 deferred stock units that settle upon the earlier of a change in control or one year after the Director leaves the Board. In connection with his election to the Board of Directors on August 24, 2005, Mr. DeDomenico received an initial award of 7,500 options to purchase shares of our common stock with a fair market value exercise price and 5,000 restricted stock awards. These restricted stock awards vest upon the earlier of three years from the date of award or upon Mr. DeDomenico not being re-elected as a Class I director at the end of his initial term. Options, restricted stock awards, deferred stock units and shares of common stock are awarded under, and governed by, our 2004 Equity Incentive Plan. No additional fees will be paid to Directors for attendance at board or committee meetings. All Director compensation is contingent upon a Director attending a minimum of 75% of our regular meetings each year. See “The Existing 2004 Equity Incentive Plan” for more information.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of our outstanding shares of common stock beneficially owned by (1) our named executive officers and each of our Directors individually, (2) all executive officers and Directors as a group and (3) certain principal stockholders who are known to us to be the beneficial owner of more than five percent of our common stock as of March 24, 2006:

	Common Stock
Name and Address(1)	Shares	Percentage
Parthenon Partnerships(2)(3)	2,163,190	6.7
Michael J. Grebe(4)	684,873	2.1
William E. Sanford(5)	546,200	1.7
William R. Pray	122,216	*
Thomas J. Tossavainen(6)	127,262	*
Fred M. Bravo(7)	158,392	*
Ernest K. Jacquet(2)(3)	2,163,190	6.7
John C. Rutherford(2)(3)	2,163,190	6.7
Drew T. Sawyer	3,000	*
Charles W. Santoro(8)	1,063,150	3.3
Gideon Argov(9)	14,000	*
Barry J. Goldstein(10)	32,500	*
John J. Gavin(11)	32,500	*
Michael E. DeDomenico(12)	8,500	*
T. Rowe Price Associates, Inc.(13)	3,104,500	9.6
Artisan Partners Limited Partnership(14)	1,666,600	5.2
All executive officers and directors as a group (14 persons)	5,095,812	15.8

*                    Indicates less than 1% ownership.

(1)          Unless otherwise noted, the business address is Interline Brands, Inc., 801 W. Bay Street, Jacksonville, Florida 32204.

(2)          Parthenon Capital, LLC is the investment advisor to the following Parthenon partnerships: Parthenon Investors, L.P., PCIP Investors, J&R Founders Fund and Parthenon Investors II, L.P. Their business address is 75 State Street, Boston, Massachusetts 02109.

(3)          Includes common stock beneficially owned by Parthenon Investors, L.P., PCIP Investors, J&R Founders Fund and Parthenon Investors II, L.P. The Managing Partners of Parthenon Capital, Mr. Jacquet and Mr. Rutherford, each have beneficial ownership of (i) 1,747,847 shares of common stock held by Parthenon Investors, L.P. through their indirect control of Parthenon Investment Advisors, LLC, the general partner of Parthenon Investors, L.P., (ii) 75,123 shares of common stock held by PCIP Investors, a general partnership of which they have control as general partners, (iii) 10,408 shares of common stock held by J&R Founders Fund, a general partnership of which they have control as general partners and (iv) 329,812 shares of common stock held by Parthenon Investors II, L.P., through their indirect control of PCap Partners II LLC, the general partner of Parthenon Investors II, L.P.

(4)          Includes 13,258 shares of restricted stock granted on December 16, 2004 that vested on March 14, 2006 and 623,543 shares of common stock issuable pursuant to stock options.

(5)          Includes 9,965 shares of restricted stock granted on December 16, 2004 that vested on March 14, 2006 and 484,138 shares of common stock issuable pursuant to stock options. Includes 500 shares of common stock owned by his wife.

(6)          Includes 2,823 shares of restricted stock granted on December 16, 2004 that vested on March 14, 2006 and  124,329 shares of common stock issuable pursuant to stock options.

(7)          Includes 2,823 shares of restricted stock granted on December 16, 2004 that vested on March  14, 2006 and 155,459 shares of common stock issuable pursuant to stock options.

(8)          The business address is 285 Riverside Avenue, 3rd Floor, Westport, Connecticut 06880. Mr. Santoro is a managing member of Sterling Investment Partners Management, LLC, the general partner of Sterling Investment Partners, L.P. (“Sterling I”), and disclaims beneficial ownership of the shares owned by Sterling I other than shares attributable to the general and limited partnership interests in Sterling I.

(9)          Includes 10,000 shares of common stock issuable pursuant to stock options.

(10)   Includes  30,000 shares of common stock issuable pursuant to stock options.

(11)   Includes  30,000 shares of common stock issuable pursuant to stock options.

(12)   Includes 7,500 shares of common stock issuable pursuant to stock options.

(13)   According to a Schedule 13G statement filed with the Securities and Exchange Commission reflecting ownership as of December 31, 2005, T. Rowe Price Associates, Inc., which is a registered investment advisor, has sole voting power with respect to 683,000 shares and sole dispositive power with respect to 3,104,500 shares. The business address is 100 E. Pratt Street, Baltimore, Maryland 21202.

(14)   According to a Schedule 13G statement filed with the Securities and Exchange Commission reflecting ownership as of December 31, 2005, Artisan Partners Limited Partnership (“Artisan Partners”), which is a registered investment advisor, Artisan Investment Corporation (“Artisan Corp.”), the general partner of Artisan Partners, Andrew A. Ziegler and Carlene Murphy Ziegler,  the sole stockholders of Artisan Corp., have shared voting power with respect to 1,666,600 shares and shared dispositive power with respect to 1,666,600 shares. The business address for all parties is 875 East Wisconsin Avenue, Suite 800, Milwaukee, Wisconsin 53202.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all Forms 3, 4 and 5 they file.

Based solely on our review of the copies of such forms we have received and written representations from certain reporting persons that they filed all required reports, we believe that all of our officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal year 2005.

PROPOSAL 2

ADOPTION OF AMENDMENTS TO THE 2004 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES ISSUABLE, AND TO FURTHER RESTRICT REPRICING OF AWARDS ISSUED, UNDER THE PLAN

Our stockholders are being asked to approve amendments to the Interline Brands Inc. 2004 Equity Incentive Plan, or the 2004 Plan, which amendments will increase the number of shares of our common stock reserved for issuance pursuant to awards granted thereunder by 2,000,000 shares and further restrict the repricing of awards thereunder without first obtaining stockholder approval.

The Board of Directors, upon the recommendation of the Compensation Committee, adopted the amendments described above on March 9, 2006 and March 24, 2006, subject to stockholder approval at the Annual Meeting.

The Amendments

Increase in common stock reserved for issuance

This amendment will increase the number of shares of our common stock reserved for issuance pursuant to awards granted thereunder by 2,000,000 shares.

Our Board believes that increasing the number of shares issuable under the 2004 Plan is necessary to allow the Company to continue to utilize equity based incentives to attract and retain the services of key individuals essential to the Company’s long-term growth and financial success. The Company relies on stock options and restricted stock awards in particular to attract and retain key employees and other individuals and believes that such equity incentives are necessary for the Company to remain competitive with regard to attracting and retaining qualified individuals.

Further restriction on repricing of awards without first obtaining stockholder approval

Under the current terms of the 2004 Plan, (i) no amendment or modification may reduce the option price of any option, (ii) the Compensation Committee may not cancel any outstanding option and replace it with a new option (with a lower option price) in a manner which would either (A) be reportable in the proxy statement as options which have been “repriced” (as such term is used in Item 402 of Regulation S-K promulgated under the Exchange Act), or (B) result in any option being accounted for under the “variable” method for financial statement reporting purposes and (iii) the Compensation Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any applicable stock exchange.

The proposed amendments would:

•       Expand clause (i) to also prohibit the reduction of the strike price of a stock appreciation right (“SAR”);

•       Expand clause (ii) to prohibit the cancellation of a SAR and replacing it with a new SAR;

•       Revise clause (ii) by deleting the balance of the clause beginning with “in a manner” to make it clear that all replacements of options and SARs with options or SARs having a lower exercise or strike price must be approved by stockholders;

•       Add a new clause (iii) to require that no option or SAR may be exchanged for cash or another award without stockholder approval;

•       Provide that stockholder approval is not required with respect to clauses (i), (ii) and (iii) above for any action specifically permitted by Sections 12 (Changes in Capital Structure) and 13 (Effect of Change in Control) of the 2004 Plan; and

•       Prohibit the amendment of any of the requirements described above without stockholder approval.

A summary of the 2004 Plan is set forth below. This summary is, however, qualified in its entirety by and subject to the more complete information set forth in the 2004 Plan, as proposed to be amended and restated, a copy of which is attached as Appendix A.

The Existing 2004 Equity Incentive Plan

In December 2004, we adopted the 2004 Plan. The purpose of our 2004 Plan is to give us a competitive edge in attracting, retaining and motivating employees, directors and consultants and to provide us with a stock plan providing incentives directly related to increases in our stockholder value.

Our Compensation Committee administers our 2004 Plan. Directors, officers, employees or consultants of the Company or its subsidiaries or affiliates are eligible for awards under our 2004 Plan. Our Compensation Committee has the sole and complete authority to determine who will be granted an award under the plan.

Number of Shares Authorized.   Prior to the proposed amendment, the number of shares of our common stock available for award under our 2004 Plan is 3,175,000. No participant may be granted awards of options or stock appreciation rights with respect to more than 600,000 shares of common stock in any one calendar year, provided that such number shall be adjusted on account of changes in the capital structure, and shares otherwise counted against such number, only in a manner that will not cause options or stock appreciation rights granted under the 2004 Plan to fail to qualify as “performance based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). No more than 150,000 shares of common stock may be granted under our 2004 Plan with respect to restricted share units or restricted stock intended to qualify as “performance based compensation” under Section 162(m) of the Code in any one calendar year to any one participant. If any award is forfeited, or if any option terminates, expires or lapses without being exercised, shares of our common stock subject to such award will again be available for future grant. In addition, shares owned by a participant that are used to pay the exercise price of options will again be available for future grants. If there is any change in our corporate capitalization, the Compensation Committee in its sole discretion may make substitutions or adjustments to the number of shares reserved for issuance under our 2004 Plan, the number of shares covered by awards then outstanding under our 2004 Plan, the limitations on awards under our 2004 Plan, the exercise price of outstanding options and such other equitable substitutions or adjustments as it may determine appropriate.

The 2004 Plan will expire in December 2014, and no further awards may be granted after that date.

Our Compensation Committee may grant awards of non-qualified stock options, incentive (qualified) stock options, stock appreciation rights, restricted stock awards, restricted share units, stock bonus awards, or any combination of the foregoing.

Options.   Our Compensation Committee is authorized to grant options to purchase shares of common stock that are either “qualified,” meaning they satisfy the requirements of Section 422 of the Code for incentive stock options, or “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. Under the terms of our 2004 Plan, the exercise price of the options will not be less than the fair market value of our common stock at the time of grant. Options granted under the Plan are subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by our Compensation Committee and specified in the applicable award agreement. The maximum term of an option granted under the Plan is 10 years from the date of grant (or five years in the case of a qualified option granted to a 10% stockholder). Payment in respect of the exercise of an option may be made in cash or by check, by surrender of unrestricted shares (at their fair market value on the date of exercise) which have been held by the participant for at least six months, have been purchased on the open market, or the Compensation Committee may, in its discretion, allow payment to be made through a broker-assisted cashless exercise mechanism or by such other method as the Compensation Committee may determine.

Our Compensation Committee is authorized to award stock appreciation rights often referred to as SARs under the 2004 Plan. SARs will be subject to the terms and conditions established by the Compensation Committee and reflected in the award agreement.

The Committee may, to the extent consistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award theretofore granted or the associated award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any participant or any holder or beneficiary of any option theretofore granted shall not to that extent be effective without the consent of the affected participant, holder or beneficiary; and provided further that, without stockholder approval, (i) no amendment or modification may reduce the option price of any option, (ii) the Compensation Committee may not cancel any outstanding option and replace it with a new option (with a lower option price) in a manner which would either (A) be reportable in the proxy statement as options which have been “repriced” (as such term is used in Item 402 of Regulation S-K promulgated under the Exchange Act), or (B) result in any option being accounted for under the “variable” method for financial statement reporting purposes and (iii) the Compensation Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any applicable stock exchange.

Restricted Share Unit Awards.   Our Compensation Committee is authorized to award restricted share units. The restricted share unit awards will be subject to the terms and conditions established by the Compensation Committee.

Restricted Stock.   Our Compensation Committee is authorized to award restricted stock under our 2004 Plan. The awards of restricted stock will be subject to the terms and conditions established by the Compensation Committee. Restricted stock is common stock that generally is non-transferable and is subject to other restrictions determined by the Compensation Committee for a specified period. Unless the Compensation Committee determines otherwise, or specifies otherwise in an award agreement, if the participant terminates employment during the restricted period, then any unvested restricted stock is forfeited.

Stock Bonus Awards.   Our Compensation Committee is authorized to grant awards of unrestricted shares, either alone or in tandem with other awards, under such terms and conditions as the Compensation Committee may determine.

Performance Criteria.   Our Compensation Committee may condition the vesting of any award granted under our 2004 Plan on the satisfaction of certain performance goals. The Compensation Committee may establish these performance goals with reference to one or more of the following: (i) earnings (gross, net or per share, adjusted or unadjusted), (ii) stock price (absolute or relative to other companies), (iii) market share, (iv) gross or net profit margin, (v) costs or expenses, (vi) return on equity, (vii) sales, (viii) adjusted or unadjusted EBITDA, (ix) return on capital or equity, (x) total stockholder return, or (xi) net income.

Transferability.   Each award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative, and may not be otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution.

Amendment.   Our 2004 Plan will have a term of ten years. Our Board may amend, suspend, or terminate our 2004 Plan at any time, however stockholder approval may be necessary if the law so requires. No amendment, suspension or termination will impair the rights of any participant or recipient of any award without the consent of the participant or recipient.

Existing 2004 Plan Benefits

Grants made during 2005

The following table sets forth with respect to each individual and group listed below (i) the number of shares of common stock issuable pursuant to stock options granted under the 2004 Plan and (ii) the number of restricted shares of common stock awarded under the 2004 Plan, in each case during the 2005 calendar year. The table only includes stock option and restricted stock awards made under the 2004 Plan because no stock appreciation rights or restricted share units were granted.

	Option Shares Granted Under 2004 Plan during 2005	Restricted Stock Awards Granted Under 2004 Plan during 2005
Michael J. Grebe	0	0
President, Chief Executive Officer and Director
William E. Sanford	0	0
Executive Vice President and Chief
Operating Officer
William R. Pray	0	0
Senior Vice President, Chief Merchandising
Officer
Fred M. Bravo	0	0
Vice President, Field Sales
Thomas J. Tossavainen	0	0
Chief Financial Officer
All current executive officers as a group	0	0
Non-employee directors	37,500	5,000
All employees, including all current officers who are not executive officers, as a group	34,500	0

Grants made during 2006

The following table sets forth with respect to each individual and group listed below (i) the number of shares of common stock issuable pursuant to stock options granted under the 2004 Plan and (ii) the number of restricted share units awarded under the 2004 Plan, in each case during the 2006 calendar year through March 31, 2006. The table only includes stock option and restricted share unit awards made under the 2004 Plan because no restricted stock awards or stock appreciation rights were granted.

	Option Shares Granted Under 2004 Plan during 2006	Restricted Share Units Under 2004 Plan during 2006
Michael J. Grebe	77,268	39,063
President, Chief Executive Officer and Director
William E. Sanford	48,721	24,375
Executive Vice President and
Chief Operating Officer
William R. Pray	11,285	6,094
Senior Vice President, Chief Merchandising
Officer
Fred M. Bravo	19,823	10,156
Vice President, Field Sales
Thomas J. Tossavainen	19,823	10,156
Chief Financial Officer
All current executive officers as a group	199,057	101,250
Non-employee directors	0	0
All employees, including all current officers who are not executive officers, as a group	345,205	173,344

New 2004 Plan Benefits

Any future awards granted to eligible participants under the 2004 Plan are subject to the discretion of the Committee and, therefore, are not determinable at this time.

Equity Compensation Plan Information at December 31, 2005

The following table sets forth information as of December 31, 2005 regarding compensation plans under which the Company’s equity securities are authorized for issuance.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(1))
Equity compensation plans approved by security holders	2,274,025	$16.94	716,550(2)
Equity compensation plans not approved by security holders	—	—	—
Total	2,274,025	$16.94	716,550(1)

(1)          Does not include the amount of securities available under the proposed amendment.

(2)          Reduced by the restricted stock awards granted to management to date pursuant to the existing 2004 Equity Plan and not included in column (a) because they are not options.

Federal Income Tax Consequences

The following is a brief description of the material United States federal income tax consequences associated with awards under the 2004 Plan. It is based on existing United Sates laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. Tax consequences in other countries may vary.

Restricted Stock.   Restricted stock is not taxable to a recipient at the time of grant, but instead is included in ordinary income (at its then fair market value) when the restrictions lapse. A recipient may elect, however, to recognize income at the time of grant, in which case the fair market value of the restricted shares at the time of grant is included in ordinary income and there is no further income recognition when the restrictions lapse. Interline is entitled to a tax deduction in an amount equal to the ordinary income recognized by the recipient.

A recipient’s tax basis for restricted shares will be equal to the amount of ordinary income recognized by the recipient. The recipient will recognize capital gain (or loss) on a sale of the restricted stock if the sale price exceeds (or is lower than) such basis. The holding period for restricted shares for purposes of characterizing gain or loss on the sale of any shares as long- or short-term commences at the time the recipient recognizes ordinary income pursuant to an award.

Stock Options.    Neither incentive stock option grants nor non-qualified stock option grants cause any tax consequences to the optionee or Interline. Upon the exercise of a non-qualified stock option, the excess of the market value of the shares acquired over their exercise price is ordinary income to the optionee and is deductible by Interline. The optionee’s tax basis for the shares is the market value thereof at the time of exercise. Any gain or loss realized upon a subsequent disposition of the stock will generally constitute capital gain (or loss).

Upon the exercise of an incentive stock option, the optionee will not realize taxable income, but the excess of the fair market value of the stock over the exercise price may give rise to alternative minimum tax. When the stock acquired upon exercise of an incentive stock option is subsequently sold, the optionee will recognize income equal to the difference between the sales price and the exercise price of the option. If the sale occurs after the expiration of two years from the grant date and one year from the exercise date, the income will constitute long-term capital gain. If the sale occurs prior to that time, the optionee will recognize ordinary income to the extent of the lesser of the gain realized upon the sale or the difference between the fair market value of the acquired stock at the time of exercise and the exercise price; any additional gain will constitute capital gain. Interline will be entitled to a deduction in an amount equal to the ordinary income recognized by the optionee. If the optionee exercises an incentive stock option more than ninety days after his or her termination of employment or more than twelve months after his or her termination of employment due to permanent disability, he or she is deemed to have exercised a non-qualified stock option.

Compensation realized by optionees on the exercise of non-qualified stock options or the disposition of shares acquired upon exercise of any incentive stock options will be considered performance-based compensation under the Code and not subject to the $1,000,000 deductibility limit of Section 162(m) of the Code.

Vote Required

The adoption of the amendments to our 2004 Plan are ratified by an affirmative vote of a majority of shares cast on such proposal, present in person or represented by proxy, provided that the total vote cast for the proposal represents over 50% of the outstanding shares of common stock entitled to vote on the proposal. Unless marked to the contrary, proxies received will be voted “FOR” the amendments to the 2004 Plan.

Your Board of Directors recommends a vote FOR the amendments to the 2004 Plan to increase the number of shares issuable thereunder and to further restrict the repricing of awards thereunder without first obtaining stockholder approval.

PROPOSAL 3

ADOPTION OF THE EXECUTIVE CASH INCENTIVE PLAN

Our stockholders are being asked to approve the Interline Brands, Inc. Executive Cash Incentive Plan, or the Cash Incentive Plan. The Board of Directors adopted the Cash Incentive Plan on March 9, 2006, subject to stockholder approval at the Annual Meeting. If Proposal 3 is adopted, the Compensation Committee plans to amend the employment contracts of our executive officers to remove any maximum percentage bonus and instead tie it to the maximum bonus terms of the Cash Incentive Plan.

The Board of Directors has determined that it is advisable and in the best interests of the Company and the stockholders to adopt the Cash Incentive Plan. The Board of Directors has adopted the Cash Incentive Plan, subject to stockholder approval. The purpose of the Cash Incentive Plan is to promote the success of the Company by (i) compensating and rewarding participating executives with annual cash bonuses for the achievement of performance targets and (ii) motivating such executives by giving them opportunities to receive bonuses directly related to such performance. The Cash Incentive Plan is generally intended to provide bonuses that qualify as performance-based compensation within the meaning of Section 162(m) of Code. A copy of the Cash Incentive Plan is attached hereto as Appendix B. The following summary of the material features of the Cash Incentive Plan is qualified in its entirety by reference to the complete text of the Cash Incentive Plan.

Section 162(m) generally provides that the Company may not take a federal income tax deduction for compensation in excess of $1,000,000 paid to certain named executive officers in any one year. Certain performance-based compensation is exempt from this limit. That is, Section 162(m) does not preclude the Company from taking a federal income tax deduction for certain qualifying performance-based compensation paid to an executive officer in a year even if that compensation exceeds $1,000,000. The Cash Incentive Plan is structured to satisfy the requirements for performance-based compensation within the meaning of Section 162(m) and related IRS regulations. Section 162(m) requires that certain material terms of the Cash Incentive Plan, including the business criteria and maximum amounts payable, be approved by the Company’s stockholders.

Administration.   Our Cash Incentive Plan is administered by our Compensation Committee, which is selected by our Board of Directors and is composed of two or more members of our Board, each of whom is required to be an “outside director” within the meaning of Section 162(m) of the Code. Our Compensation Committee has all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to our Cash Incentive Plan, including authority to determine eligibility for participation, establish the maximum award that may be earned by each participant, which may be expressed in terms of dollar amount, percentage of salary or any other measurement, establish goals for each participant, calculate and determine each participant’s level of attainment of these goals and calculate an award for each participant based upon the level of attainment. Except as otherwise specifically limited in our Cash Incentive Plan, our Compensation Committee has full power and authority to construe, interpret and administer our Cash Incentive Plan.

Eligibility.   Our Cash Incentive Plan provides that our Compensation Committee will designate the officers and other key executives who will be eligible for awards for the “performance period” during which performance is measured. A performance period is our fiscal year, which is generally the calendar year.

Bonus Awards and Performance Goals.   Our Compensation Committee will establish for each performance period a maximum award, and, if our Compensation Committee so determines, a target and/or threshold award, and goals relating to our and/or our subsidiaries’, divisions’, departments’, and/or functional performance for each participant, or “performance goals.”  Our Compensation Committee will communicate these performance goals to each participant prior to or during the applicable performance period. Participants will earn awards only upon the attainment of the applicable performance goals during the applicable performance period, as and to the extent established by our Compensation Committee.

The performance goals for participants will be based on attainment of specific levels of our performance and/or the performance of our subsidiaries, divisions or departments, as applicable, with reference to one or more of the following performance criteria:

•       net earnings or net income (before or after taxes);

•       basic or diluted earnings per share (before or after taxes, adjusted or unadjusted);

•       net revenue or net revenue growth;

•       gross profit or gross profit growth;

•       net operating profit (before or after taxes);

•       return measures (including, but not limited to, return on assets, capital, tangible capital, invested capital, equity, or sales);

•       cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

•       earnings before or after taxes, interest, depreciation, amortization and/or rents, either adjusted or unadjusted;

•       gross or operating margins;

•       productivity ratios;

•       share price (including, but not limited to, growth measures and total stockholder return);

•       expense targets;

•       margins;

•       operating efficiency;

•       objective measures of customer satisfaction;

•       working capital targets;

•       measures of economic value added; and

•       inventory control.

As soon as practicable following the end of the applicable performance period, our Compensation Committee will certify the level of attainment of the performance goals and will calculate the award, if any, payable to each participant. Bonus awards will be paid in a lump sum cash payment as soon as practicable following the determination of the applicable amount by our Compensation Committee. Our Compensation Committee retains the right to reduce any award, in its discretion. The maximum amount payable to a participant in respect of an annual bonus award that is intended to qualify for the “performance-based compensation” exception to Section 162(m) of the Code is $5,000,000.

Termination or Amendment of Plan.   Our Compensation Committee may amend, suspend or terminate our Cash Incentive Plan at any time, provided that no amendment may be made without the approval of our stockholders if the effect of any amendment would be to cause outstanding or pending awards that are intended to qualify for the “performance-based compensation” exception to Section 162(m) of the Code to cease to qualify for this exception.

New Plan Benefits

Future amounts payable to eligible participants under the Cash Incentive Plan are based on satisfaction of certain performance goals in each applicable performance period and, therefore, are not determinable at this time.

Vote Required

The adoption of the Executive Cash Incentive Plan, as described in further detail herein, is under Delaware corporation law ratified by an affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote. Unless marked to the contrary, proxies received will be voted “FOR” the approval of the Cash Incentive Plan.

Your Board of Directors recommends a vote FOR the adoption of the Cash Incentive Plan.

EXECUTIVE COMPENSATION

Executive Compensation

The following table sets forth information relating to the compensation awarded to, earned by or paid by the Company to our President and Chief Executive Officer, Michael J. Grebe, and each of the Company’s four other most highly compensated executive officers whose individual compensation exceeded $100,000 during fiscal 2005 for services rendered to the Company, to whom we collectively refer as our “named executive officers.”

		Annual Compensation					Long Term Compensation
							Awards
					Other Annual		Restricted Stock Securities Underlying				All Other Compensation
Name and Principal Position	Year	Salary	Bonus		Compensation		Awards		Options/SARs
Michael J. Grebe	2005	$ 424,634	$ 602,980		$ 20,250	(2)					$ 13,595	(3)
President, Chief Executive	2004	$ 400,181	$ 2,971,438	(1)	$ 19,250	(2)	$ 818,450	(8)	622,635	(9)	$ 1,475,378	(10)
Officer and Director	2003	$ 364,202	$ 263,356		$ 18,354	(2)
William E. Sanford	2005	$ 363,452	$ 516,099		$ 15,250	(4)					$ 13,595	(3)
Executive Vice President and	2004	$ 358,830	$ 2,613,215	(1)	$ 18,440	(4)	$ 609,600	(8)	483,514	(9)	$ 1,475,382	(10)
Chief Operating Officer	2003	$ 326,920	$ 216,639		$ 17,940	(4)
Thomas J. Tossavainen	2005	$ 201,048	$ 151,230		$ 19,977	(5)
Chief Financial Officer	2004	$ 161,991	$ 248,388	(1)	$ 34,966	(5)	$172,700	(8)	124,314	(9)
	2003	$ 140,016	$ 42,137		$ 30,000	(5)
William R. Pray	2005	$ 370,878	$ 142,000		$ 48,899	(6)
Senior Vice President,	2004	$ 536,272	$ 294,900		$ 127,526	(6)					$ 566,621	(11)
Chief Merchandising Officer	2003	$ 493,440	$ 218,100		$ 114,075	(6)
Fred M. Bravo	2005	$ 218,145	$ 166,222		$ 22,850	(7)
Vice President, Field Sales	2004	$ 194,921	$ 281,515	(1)	$ 37,101	(7)	$ 172,700	(8)	155,444	(9)
	2003	$ 152,016	$ 58,887		$ 34,400

(1)                Includes Initial Public Offering one-time bonus of $2,591,970 for Mr. Grebe, $2,272,956 for Mr. Sanford, $185,000 for Mr. Bravo and $185,000 for Mr. Tossavainen, paid upon the consummation of the Company’s initial public offering.

(2)                Includes annual automobile allowance of $15,000, $12,750 and $12,000 in 2005, 2004 and 2003, respectively, and matching contributions to 401(k) plan of $5,250, $6,500 and $6,000 in 2005, 2004 and 2003, respectively.

(3)                Represents the reimbursement of withholding taxes associated with certain loans forgiven in connection with the Company’s initial public offering.

(4)                Includes annual automobile allowance of $10,000, $11,940 and $11,940 in 2005, 2004 and 2003, respectively, and matching contributions to 401(k) plan of $5,250, $6,500 and $6,000 in 2005, 2004 and 2003, respectively.

(5)                Includes annual automobile allowance of $8,750, $6,000 and $6,000 in 2005, 2004 and 2003, respectively, matching contributions to 401(k) plan of $5,227 and $4,966 in 2005 and 2004, respectively, and an annual housing allowance of $6,000, $24,000 and $24,000 in 2005, 2004 and 2003, respectively.

(6)                Includes annual automobile allowance of $27,789, $18,831 and $18,887 in 2005, 2004 and 2003, respectively, medical reimbursement allowance of $5,473, $22,565 and $20,258 in 2005, 2004 and 2003, respectively, club expenses of $10,387 in 2005, matching contributions to 401(k) plan of $5,250 and $6,500 in 2005 and 2004, respectively, and the dollar value of the premiums paid prior to the initial public offering for the term portion of the split dollar life insurance policies on the life of Mr. Pray ($59,140 per year), which were terminated in June 2004.

(7)                Includes annual automobile allowance of $9,600 in 2005 and 2004, respectively, matching contributions to 401(k) plan of $5,250 and $3,501 in 2005 and 2004, respectively, and an annual housing allowance of $8,000 and $24,000 in 2005 and 2004, respectively.

(8)                Subject to a Restricted Stock Award Agreement under the 2004 Plan, these restricted stock awards were granted on December 16, 2004, conditioned upon our initial public offering. Stated price represents fair market value at the time of grant. The restricted stock awards vest in one-third installments over three years contingent upon the executive’s continued employment and our attainment of performance targets. The first third of awards vested on March 14, 2006 upon attainment of 2005 performance targets.

(9)                Options to purchase certain shares of Common Stock were granted at an exercise price equal to or in excess of the fair market value of the shares on the date of grant. At the grant date 100% were immediately vested and exercisable. The executives are only permitted to sell shares acquired upon the exercise of the options in 25% increments over a four year period. However, the option agreements provide that shares otherwise to be delivered to the executive upon exercise of the option may be used to satisfy taxes. Mr. Grebe was granted 371,289 stock options with an exercise price of $15.00, 125,673 stock options with an exercise price of $21.75, and 125,673 stock options with an exercise price of $26.25. Mr. Sanford was granted 286,028 stock options with an exercise price of $15.00, 98,743 stock options with an exercise price of $21.75, and 98,743 stock options with an exercise price of $26.25. Mr. Bravo and Mr. Tossavainen were granted 155,444 and 124,314 stock options, respectively, with an exercise price of $15.00. We have not granted any stock appreciation rights.

(10)           Represents the forgiveness, prior to the Company’s initial public offering, of outstanding loans to Mr. Grebe in the amount of $937,603 and Mr. Sanford of $937,605, and the reimbursement of income taxes in respect of taxes associated with such forgiveness in the amount of $537,775 for Mr. Grebe and $537,777 for Mr. Sanford.

(11)           Split dollar life insurance policies on the life of Mr. Pray were terminated in June 2004, and upon termination, the amount paid to Mr. Pray was $566,621.

Options Grants during Fiscal 2005

We did not grant any stock option awards to our named executive officers in 2005. We have never granted any stock appreciation rights.

Aggregated Option Exercises in Fiscal 2005 and Year-End Option Values

None of our named executive officers exercised any of their options during fiscal 2005. The following table sets forth exercisable and unexercisable stock options held by each of our named executive officers as of  December 30, 2005.

	Shares		Number of Securities Underlying Unexercised Options as of December 30, 2005	Value of unexercised in-the money options at fiscal year ($)
Name	acquired on exercise (#)	Value Realized ($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable
Michael J. Grebe	—	—	623,543/0	3,003,166/0
William E. Sanford	—	—	484,138/0	2,315,460/0
William R. Pray	—	—	—	—
Thomas J. Tossavainen	—	—	124,329/0	963,435/0
Fred M. Bravo	—	—	155,459/0	1,204,691/0

Incentive Plans

2000 Stock Award Plan

Under the Company’s 2000 Stock Award Plan, or the Stock Award Plan, the Company’s Compensation Committee may award a total of 6,395 shares of its common stock in the form of incentive stock options (which may be awarded to key employees only), non-qualified stock options, stock appreciation rights, or SARs, and restricted stock awards, all of which may be awarded to its directors, officers, key employees and consultants. Shares subject to any unexercised options granted under the Stock Award Plan, which have expired or terminated, become available for issuance again under the Stock Award Plan. During any one-year period during the term of the Stock Award Plan, no participant may be granted options which in the aggregate exceed 2,741 shares of the Company’s common stock authorized for issuance pursuant to the Stock Award Plan. The exercise price per share for an incentive stock option may not be less than 100% of the fair market value of a share of the Company’s common stock on the grant date. The exercise price per share for an incentive stock option granted to a person owning stock possessing more than 10% of the total combined voting power of all classes of Interline’s stock may not be less than 110% of the fair market value of a share of its common stock on the grant date, and may not be exercisable after the expiration of five years from the date of grant. SARs may be granted either in tandem with another award or freestanding and unrelated to another award. The Company’s Compensation Committee will determine in its sole discretion whether a SAR is settled in cash, shares or a combination of cash and shares. The Company’s Compensation Committee has full discretion to administer and interpret the Stock Award Plan, to adopt such rules, regulations and procedures as it deems necessary or advisable, and to determine the persons eligible to receive awards, the time or times at which the awards may be exercised, and whether and under what circumstances an award may be exercised.

2004 Equity Incentive Plan

A description of the existing 2004 Equity Incentive Plan is included above under “Proposal 2—Adoption of Amendments to the 2004 Equity Incentive Plan to Increase the Number of Shares Issuable, and to Further Restrict Repricing of Awards Issued, under the Plan.”

Employment Agreements and Other Compensation

Michael J. Grebe.   We have entered into an employment agreement with Mr. Grebe, which became effective August 13, 2004 and expires two years thereafter, subject to automatic one-year extensions at the beginning of each calendar year thereafter unless we or Mr. Grebe give at least 90 days’ written notice of non-extension. We entered into an amendment to Mr. Grebe’s employment agreement effective as of December 2, 2004. During the term of his agreement, Mr. Grebe will continue to serve as our President and Chief Executive Officer. Mr. Grebe’s base salary is currently $500,000, subject to annual cost of living increases of at least 5% as of the beginning of each calendar year. Mr. Grebe is also eligible for an annual cash bonus based upon the achievement of annual performance targets established by our Compensation Committee, with a maximum annual bonus of 120% of his base salary. If Proposal 3 is adopted, we plan to amend Mr. Grebe’s employment agreement to remove the maximum percentage bonus and instead tie it to the maximum bonus terms of the Executive Cash Incentive Plan. Mr. Grebe is also eligible to continue to participate in the benefits plans and arrangements generally available to our senior executives.

Further, in the event of a change in control of us, Mr. Grebe will be entitled to a success bonus in an amount which shall be negotiated in good faith and agreed upon between Mr. Grebe and us. This success bonus will be paid in cash to Mr. Grebe in a lump sum on the date of the closing of such change in control.

Mr. Grebe’s employment may be terminated by us for “cause” (as defined in his employment agreement) upon 30 days’ prior written notice. Upon termination of Mr. Grebe’s employment for cause, we are required to pay his accrued and unpaid base salary and benefits through the date of termination. If Mr. Grebe’s employment terminates due to disability or death, he or his estate will be entitled to receive (i) any accrued and unpaid base salary and benefits, (ii) continuation of his base salary for a period of two years following the date of termination and (iii) a pro rata bonus for the calendar year in which termination occurs. If his employment is terminated by us without cause, or by Mr. Grebe for good reason (as defined in the employment agreement to include among other actions, a change in control of us), Mr. Grebe will be entitled to receive any accrued and unpaid base salary and benefits and severance equal to (i) two times his base salary payable in a lump sum and (ii) an amount equal to two times the average of the annual bonuses paid to him during the three years prior to his termination payable over a two year period following his termination. In the event Mr. Grebe is terminated in connection with a change in control of us, all of his severance will be paid in a lump sum. Mr. Grebe’s employment agreement also provides for a tax gross-up for any amounts due or paid to him under the employment agreement or any of our other plans or arrangements that are considered an “excess parachute payment” under the U.S. Internal Revenue Code. In addition, Mr. Grebe will be entitled to continuation of certain health and welfare benefits at our expense for a period of two years following his termination. The termination of Mr. Grebe’s employment at the end of the initial term or any successive one-year renewal period on account of us giving notice to Mr. Grebe of our desire not to extend the term will be treated as a termination “without cause” entitling Mr. Grebe to severance.

All severance payments under this agreement are conditioned upon and subject to Mr. Grebe’s execution of a general waiver and release. Mr. Grebe is subject to a non-compete agreement during his employment and for the period ending on the later of the expiration of (i) one year following the termination of his employment by us for cause or by Mr. Grebe without “good reason” and (ii) two years following the termination of his employment by us without “cause” or by Mr. Grebe for “good reason.” In addition, following the termination of his employment by us for “cause” or by Mr. Grebe without “good reason,” Mr. Grebe is subject to a one year prohibition against the solicitation of (i) clients who were our clients within the six month period prior to his termination of employment and (ii) any of our employees. Mr. Grebe is also subject to a confidentiality agreement during and after his employment with us.

William E. Sanford.   We have entered into an employment agreement with Mr. Sanford, which became effective on August 13, 2004 and expires two years thereafter, subject to automatic one-year extensions at the beginning of each calendar year thereafter unless we or Mr. Sanford give at least 90 days’ written notice of non-extension. We entered into an amendment to Mr. Sanford’s employment agreement effective as of December 2, 2004. During the term of his agreement, Mr. Sanford will serve as our Executive Vice President and Chief Operating Officer. Mr. Sanford’s base salary is currently $381,623, subject to annual cost of living increases of at least 5% as of the beginning of each calendar year. Mr. Sanford is also eligible for an annual cash bonus based upon the achievement of annual performance targets established by our Compensation Committee, with a maximum annual bonus of 120% of his base salary. If Proposal 3 is adopted, we plan to amend Mr. Sanford’s employment contract to remove the maximum percentage bonus and instead tie it to the maximum bonus terms of the Executive Cash Incentive Plan. Mr. Sanford is eligible to continue to participate in the benefits plans and arrangements generally available to our senior executives.

Further, in the event of a change in control of us, Mr. Sanford will be entitled to a success bonus in an amount which shall be negotiated in good faith and agreed upon between Mr. Sanford and us. This success bonus will be paid in cash to Mr. Sanford, in a lump sum on the date of the closing of such change in control.

Mr. Sanford’s employment may be terminated by us for “cause” (as defined in his employment agreement) upon 30 days’ prior written notice. Upon termination of Mr. Sanford’s employment for “cause”, we are required to pay his accrued and unpaid base salary and benefits through the date of termination. If Mr. Sanford’s employment terminates due to disability or death, he or his estate will be entitled to receive (i) any accrued and unpaid base salary and benefits, (ii) continuation of his base salary for a period of two years following the date of termination and (iii) a pro rata bonus for the calendar year in which termination occurs. If his employment is terminated by us “without cause”, or by Mr. Sanford for “good reason” (as defined in the employment agreement to include among other actions, a change in control of us), Mr. Sanford will be entitled to receive any accrued and unpaid base salary and benefits and severance equal to (i) two times his base salary payable in a lump sum and (ii) an amount equal to two times the average of the annual bonuses paid to him during the three years prior to his termination payable over a two year period following his termination. In the event Mr. Sanford is terminated in connection with a change in control of us, all of his severance will be paid in a lump sum. Mr. Sanford’s employment agreement also provides for a tax gross-up for any amounts due or paid to him under the employment agreement or any of our plans or arrangements that are considered an “excess parachute payment” under the U.S. Internal Revenue Code. In addition, Mr. Sanford will be entitled to continuation of certain health and welfare benefits at our expense for a period of two years following his termination. The termination of Mr. Sanford’s employment at the end of the initial term or any successive one-year renewal period on account of us giving notice to Mr. Sanford of our desire not to extend the term was to be treated as a termination “without cause” generally entitling Mr. Sanford to severance.

All severance payments under this agreement are conditioned upon and subject to Mr. Sanford’s execution of a general waiver and release. Mr. Sanford is subject to a non-compete agreement during his employment and for the period ending on the later of the expiration of (i) one year following the termination of his employment by us for “cause” or by Mr. Sanford without good reason and (ii) two years following the termination of his employment by us “without cause” or by Mr. Sanford for “good reason”. In addition, following the termination of his employment by us for “cause” or by Mr. Sanford without “good reason,” Mr. Sanford is subject to a one year prohibition against the solicitation of (i) clients who were our clients within the six month period prior to his termination of employment and (ii) any of our employees. Mr. Sanford is also subject to a confidentiality agreement during and after his employment with us.

Thomas J. Tossavainen.   We have entered into an employment agreement with Mr. Tossavainen dated July 25, 2005. The employment agreement superceded, replaced and terminated Mr. Tossavainen’s previous employment agreement with Interline Opco dated May 12, 2004, as amended November 10, 2004. The term of Mr. Tossavainen’s employment agreement is from July 25, 2005 to July 25, 2006, subject to automatic one-year extensions unless we or Mr. Tossavainen give at least 60 days’ prior written notice of non-extension. Mr. Tossavainen’s base salary is currently $234,300, subject to increase at the discretion of our President. Mr. Tossavainen is eligible to receive an annual bonus of up to 50% of his base salary. If Proposal 3 is adopted, we plan to amend Mr. Tossavainen’s employment contract to remove the maximum percentage bonus and instead tie it to the maximum bonus terms of the Executive Cash Incentive Plan.

The agreement may be terminated by us for “cause.” Upon termination of Mr. Tossavainen’s employment for “cause,” we will pay his accrued and unpaid base salary and benefits (as defined in his employment agreement) through the date of termination. If Mr. Tossavainen’s employment terminates due to disability or death, he or his estate will be entitled to receive (i) any accrued and unpaid base salary and benefits and (ii) a pro rata bonus for the calendar year in which termination occurs. If his employment is terminated by us “without cause,” or by Mr. Tossavainen for “good reason,” he will be entitled to receive (i) any accrued and unpaid base salary and benefits, (ii) continuation of his base salary for a period of two years from the date of termination, (iii) continuation of his medical benefits and (iv) a pro rata bonus. Mr. Tossavainen is required to provide us 30 days’ advance written notice in the event he terminates his employment other than for “good reason.” The termination of Mr. Tossavainen’s employment at the end of the initial term or any subsequent one-year renewal period on account of us giving notice to Mr. Tossavainen of our desire not to extend the term will be treated as a termination “without cause” entitling Mr. Tossavainen to severance.

All severance payments are conditioned upon and subject to Mr. Tossavainen’s execution of a general waiver and release. Mr. Tossavainen is subject to a non-compete agreement during his employment and for one year thereafter. Mr. Tossavainen is subject to a non-solicitation agreement during his employment and for one year thereafter. Mr. Tossavainen is subject to a confidentiality agreement during and after his employment with us.

William R. Pray.   We have entered into an amended and restated employment agreement with Mr. Pray effective December 15, 2004, which employment agreement was subsequently amended effective September 9, 2005, and expiring December 31, 2005, subject to automatic one-year extensions unless we or Mr. Pray give at least 60 days’ written notice of non-extension. During the term of his agreement, Mr. Pray will serve as our Senior Vice President and Chief Merchandising Officer. Mr. Pray’s base salary is currently $200,000. Mr. Pray is eligible to receive an annual bonus of up to 50% of his base salary. If Proposal 3 is adopted, we plan to amend Mr. Pray’s employment contract to remove the maximum percentage bonus and instead tie it to the maximum bonus terms of the Executive Cash Incentive Plan. Mr. Pray is eligible to continue to participate in the benefits plans and arrangements generally available to our other executives.

The agreement may be terminated by us for “cause” (as defined in his employment agreement). Upon termination of Mr. Pray’s employment for “cause,” we will pay him his accrued and unpaid base salary and benefits (as defined in his employment agreement) through the date of termination. If Mr. Pray’s employment terminates due to disability or death, he or his estate will be entitled to receive (i) any accrued and unpaid base salary and benefits and (ii) a pro rata bonus for the calendar year in which termination occurs. If Mr. Pray’s employment is terminated by us without “cause,” or by Mr. Pray for “good reason” (as defined in his employment agreement) prior to December 31, 2005, he will be entitled to receive (i) any accrued and unpaid base salary and benefits, (ii) continuation of his base salary through December 31, 2005, and (iii) continuation of his health benefits and automobile allowance through December 31, 2006. If Mr. Pray is terminated by us “without cause” or by Mr. Pray for “good reason” after December 31, 2005, then he is entitled to continued automobile expense reimbursement and health benefits through December 31, 2006. Mr. Pray is required to provide us 30 days’ advance written notice in the event he terminates his employment other than for “good reason.” The termination of Mr. Pray’s employment at the end of the initial term or any subsequent one-year renewal period on account of us giving notice to Mr. Pray of our desire not to extend the term will be treated as a termination “without cause” entitling Mr. Pray to severance.

All severance payments are conditioned upon and subject to Mr. Pray’s execution of a general waiver and release. Mr. Pray is subject to a non-compete agreement during his employment and for two years thereafter. Mr. Pray is subject to a non-solicitation agreement during his employment and for three years thereafter. Mr. Pray is subject to a confidentiality agreement during and after his employment.

Fred M. Bravo.   We have entered into an employment agreement with Mr. Bravo dated January 7, 2004, as amended September 27, 2004 and December 2, 2004. The term of Mr. Bravo’s employment agreement is from January 7, 2004 to January 7, 2005, subject to automatic one-year extensions unless we or Mr. Bravo give at least 60 days’ prior written notice of non-extension. Mr. Bravo’s base salary is currently $234,115 subject to increase at the discretion of our President. Mr. Bravo is eligible to receive an annual bonus of up to 50% of his base salary. If Proposal 3 is adopted, we plan to amend Mr. Bravo’s employment contract to remove the maximum percentage bonus and instead tie it to the maximum bonus terms of the Executive Cash Incentive Plan.

The agreement may be terminated by us for “cause.” Upon termination of Mr. Bravo’s employment for “cause”, we will pay his accrued and unpaid base salary and benefits (as defined in his employment agreement) through the date of termination. If Mr. Bravo’s employment terminates due to disability or death, he or his estate will be entitled to receive (i) any accrued and unpaid base salary and benefits and (ii) a pro rata bonus for the calendar year in which termination occurs. If his employment is terminated by us “without cause,” or by Mr. Bravo for “good reason,” he will be entitled to receive (i) any accrued and unpaid base salary and benefits, (ii) continuation of his base salary for a period of one year from the date of termination, (iii) continuation of his medical benefits and (iv) a pro rata bonus. Mr. Bravo is required to provide us 30 days’ advance written notice in the event he terminates his employment other than for “good reason.” The termination of Mr. Bravo’s employment at the end of the initial term or any subsequent one-year renewal period on account of us giving notice to Mr. Bravo of our desire not to extend the term will be treated as a termination “without cause” entitling Mr. Bravo to severance.

All severance payments are conditioned upon and subject to Mr. Bravo’s execution of a general waiver and release. Mr. Bravo is subject to a non-compete agreement during his employment and for one year thereafter. Mr. Bravo is subject to a non-solicitation agreement during his employment and for two years thereafter. Mr. Bravo is subject to a confidentiality agreement during and after his employment with us.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The following report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by INTERLINE under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Introduction

The compensation of our executive officers is established annually by the Compensation Committee (“Committee”). The Committee is composed of three non-management directors appointed by the Board of Directors who serve until the earlier to occur of their resignation or removal or the election and qualification of such member’s successor as vacancies may arise.

Compensation Policy

The Committee is keenly aware that the Company’s personnel are its greatest asset and understands the importance of attracting, retaining and motivating employees at all levels of the organization. Although this report focuses on executive compensation, it is important to note that the Committee is actively involved in overseeing compensation and benefits matters for all of the Company’s employees. The goal of our executive compensation policy is to attract, retain and motivate qualified executive management under a competitive compensation program which rewards individual performance and increases stockholder value. To achieve this goal, the Committee evaluated the respective positions, the competitive market for the required management skills, individual performance and potential, and the potential for motivating Company and individual performance. Before finalizing its action, the Committee also considered the recommendation of our Chief Executive Officer with respect to the compensation to be paid to our other executive officers.

Compensation Program

The main components of our executive compensation program are base salaries, annual and performance-based incentive (cash) bonus arrangements and equity plans. Each of these components is discussed in the remainder of this report.

Summary Compensation

Information for our Chief Executive Officer and our other four most highly compensated executive officers for fiscal years 2003, 2004 and 2005, and a summary of our equity plan are located elsewhere in this Proxy Statement.

Base Salaries

Base salaries are intended to establish a level of compensation which, together with the other components of the compensation program, will help us attract and retain the talent needed to meet the challenges of the competitive industry in which we operate while maintaining an acceptable level of fixed management costs. The Committee’s action with respect to base salaries was based upon the Committee’s evaluation of the responsibility and scope of each position, the level of pay for comparable positions in our industry, executive performance over an extended period of time, and the value and potential value for the executive of other elements of our compensation program. The Committee believes that the base salaries for our executive officers are conservative when compared to comparably-sized companies in our industry based upon an analysis prepared for the Committee by compensation consultants.

Management Annual Bonuses

Our annual bonuses for management are intended to motivate and reward short-term performance by providing cash bonus payments based upon performance goals such as earnings per share and other specific performance measures, including return on tangible capital, as well as department performance and discretionary considerations. The designation of the required performance goals is determined annually by the Committee. Upon achievement of the required performance goals, individual awards are determined as variable percentages of the executives’ base salaries, depending on the extent to which performance goals are attained. The maximum incentive opportunity for each of the executive officers is provided for in their respective employment agreements. The maximum incentive opportunity for the Chief Executive Officer and the Chief Operating Officer is currently an annual bonus of up to 120% of base salary. For the other executive officers, no individual incentive opportunity currently exceeds 50% of annual base salary. In recognition of our strong financial performance in 2005, including exceeding earnings per share estimates, the Committee approved bonus payments to executive officers in excess of the maximum bonus specified under the terms of existing employment contracts. This bonus was equal to 142% of the target incentive opportunity.

Because the Committee believes base salaries of executive officers are conservative when compared to comparably-sized companies in our industry, the Committee also retains authority to award part of the bonus on a discretionary basis reflecting, for instance, excellent performance in unusual or difficult circumstances. Individual bonuses may also be awarded to our executive management and other key employees based upon job performance or other criteria within the discretion of the Committee.

Equity Plan

The Interline Brands, Inc. 2004 Equity Incentive Plan, or the 2004 Plan, is intended to act as an incentive to enhance stockholder value by providing to plan participants an opportunity to benefit from increases in the long-term value of our common shares.

Participation under the 2004 Plan is limited to our executive officers, directors and other selected key employees (as well as certain consultants). We granted an aggregate of 72,000 options under the 2004 Plan during fiscal year 2005 and an aggregate of 5,000 restricted shares during fiscal year 2005.

Executive Stock Ownership Guidelines

The Committee has adopted stock ownership guidelines for executive officers. The purpose of these guidelines is to encourage significant ownership of stock in the Company by senior executives and by virtue of that ownership align the personal interests of the Company’s senior executives with those of our stockholders. The guideline for the Chief Executive Officer and Chief Operating Officer is Company share ownership with a value of at least six times their base salary. Other executive officers have a guideline of Company share ownership with a value of at least four times base salary. Executives increase their share ownership through a variety of methods, including retaining ownership of their after tax equity awards granted by the Company, more specifically 50% of such after tax shares for the Chief Executive Officer and the Chief Operating Officer and 25% of such after tax shares for the other executives.

Compensation of the Chief Executive Officer

Mr. Michael J. Grebe, our President and Chief Executive Officer, is eligible to participate in the same components of the executive officers’ compensation program available to the other executive officers described above, and the determination of the Committee with respect to Mr. Grebe’s compensation was made in the manner outlined above with respect to the executive officers. The Committee believes the package of compensation provided in Mr. Grebe’s employment agreement is appropriate to both retain and motivate Mr. Grebe to create long-term stockholder value.

Effective January 1, 2006, the Committee increased Mr. Grebe’s base salary from $424,634 to $500,000 in order to compensate him in a manner more consistent with his responsibilities and in a manner which was competitively aligned with compensation paid to chief executive officers of comparable companies. The Committee believes that Mr. Grebe’s base salary is conservative in comparison to similarly situated executives in our industry based upon an analysis prepared for the Committee by compensation consultants.

For the last fiscal year, Mr. Grebe received a bonus of $602,980. Although his employment agreement provided for an annual bonus of up to 120% of his base salary, the Committee approved a bonus payment in excess of the maximum specified in recognition of the Company’s strong performance under his leadership and having exceeded performance targets. The Committee determined this bonus based upon the following factors and criteria: attainment of performance target goals for earnings per share growth, adjusted EBITDA and return on tangible capital. Based upon the Company’s performance during fiscal year 2005, Mr. Grebe was paid a bonus equal to 142% of his annual base salary.

Section 162(m)

Section 162(m) of the Internal Revenue Code generally provides that compensation in excess of $1 million paid for any year to a public corporation’s chief executive officer and the four other highest paid executive officers at the end of such year will not be deductible for federal income tax purposes absent an exception. The Company was permitted to take advantage of transitional relief available under Section 162(m) for the period following our initial public offering and thereafter under the “performance-based compensation” exception to Section 162(m). However, the Committee believes that to attract, retain and reward a high caliber executive management team, loss of a tax deduction may be necessary and appropriate in certain circumstances, and retained the discretion to pay compensation that is not exempt from the Section 162(m) limitations on deductions.

By approving bonuses in excess of the maximum specified under the terms of certain executive officers employment agreements, the Committee in its discretion has approved certain compensation that may not be fully tax deductible for purposes of Section 162(m) if the total compensation for the named executive officer for fiscal year 2005 exceeds $1 million. This compensation is, in the judgment of the Committee, consistent with the Committee’s overall compensation objectives and philosophy discussed above. In order to pursue Section 162(m) exemptions in the future, the Committee recommended, and the Board of Directors approved, an Executive Cash Incentive Plan, which is designed to provide the Committee with additional flexibility in creating incentive plans to help maximize our financial performance. Such Executive Cash Incentive Plan is subject to stockholder approval and will be put to a vote of stockholders at our 2006 Annual Meeting of Stockholders.

Conclusion

The Committee believes that the policies articulated above will continue to ensure that the interests of our executive management group are aligned with the interests of our stockholders.

COMPENSATION COMMITTEE
Mr. Gideon Argov, Chairman
Mr. Charles W. Santoro
Mr. Michael E. DeDomenico

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Amended and Restated Shareholders’ Agreement

Pursuant to an Amended and Restated Shareholders’ Agreement, dated as of September 29, 2000, and as amended on March 16, 2004, certain of the Company’s principal stockholders and certain members of our management, including Messrs. Grebe, Sanford and Pray, have certain registration rights with respect to their shares of the Company’s common stock. Provisions of the Shareholders’ Agreement relating to voting of the shares, board of director’s composition and restricting transfers of stock terminated upon the consummation of the Offering.

Registration Rights.   Under our Amended and Restated Shareholders’ Agreement, and subject to several exceptions, including our right to defer a demand registration under certain circumstances, affiliates of Parthenon Capital and J.P. Morgan Partners or existing holders of no less than 25% of the Company’s common stock may request that we register for public resale under the Securities Act all shares of common stock they held at the time of our initial public offering (“Registrable Securities”) and request be registered at any time after the Offering. Based on filings made with the SEC, we believe that J.P.

Morgan Partners has ceased to own Registrable Securities. Affiliates of Parthenon Capital may demand three registrations, affiliates of J.P. Morgan Partners may demand two registrations and the Company’s other existing stockholders may demand one registration, so long as the securities being registered in each registration statement are reasonably expected to produce aggregate proceeds of $5.0 million or more. Certain of the Company’s stockholders are entitled to piggyback registration rights with respect to any registration request made by affiliates of Parthenon Capital and J.P. Morgan Partners or existing holders of no less than 25% of the Company’s common stock. If the registration requested by affiliates of Parthenon Capital, J.P. Morgan Partners or existing holders of no less than 25% of the Company’s common stock is in the form of an underwritten offering, and if the managing underwriter of the offering determines that the number of securities to be offered would jeopardize the success of the offering, the number of shares included in the offering shall be determined as follows: (i) first, shares offered by affiliates of Parthenon Capital or J.P. Morgan Partners and certain of the Company’s other stockholders other than members of our management (pro rata, based on their respective ownership of our common equity); (ii) second, shares offered by other stockholders (pro rata, based on their respective ownership of our common equity); and (iii) third, shares offered the Company of its own account.

In addition, all of the Company’s existing stockholders have been granted piggyback rights on any registration for the Company of its own account. If the managing underwriter in an underwritten offering determines that the number of securities offered in a piggyback registration would jeopardize the success of the offering, the number of shares included in the offering shall be determined as follows: (i) first, the securities that the Company intends to sell and (ii) second, those additional securities held by the Company’s existing stockholders (pro rata, based on their respective ownership of the Company’s common equity). The selling stockholders exercised their piggyback registration rights in connection with the Offering and sold shares pursuant to the Offering, as the underwriters exercised their over-allotment option.

In connection with the registrations described above, including the registration of shares offered by selling stockholders in the Offering, the Company is required to indemnify any selling stockholders and bear all fees, costs and expenses (except underwriting discounts and selling commissions).

In June 2005, Parthenon Capital exercised a demand registration and we filed a registration statement (Commission File No. 333-126515) in response thereto. Certain of our stockholders sold 8,912,500 shares in a secondary public offering under this registration statement in August 2005. We did not receive any of the proceeds from such offering. We incurred expenses of $0.9 Million in connection with the offering.

INTERLINE STOCK PRICE PERFORMANCE

The following performance graph compares the performance of our common stock with the performance of the New York Stock Exchange Composite and the Standard & Poor’s Small Cap 600 Index, during the period from the Company’s initial public offering on December 16, 2004 through December 31, 2005. The Company has chosen the Standard and Poor’s Small Cap 600 Index for comparison because the Company does not believe that it can reasonably identify a peer group or a published industry or line-of-business index that contains companies in a similar lines of business and customer markets, and because the Standard and Poor’s Small Cap 600 Index includes companies of similar capitalization to the Company. The graph plots the changes in value of an initial $100 investment over the indicated time period, assuming all dividends are reinvested.

	12/16/2004	12/31/2004	12/30/05
IBI	$100.00	$101.68	131.50
Standard and Poor’s Small Cap 600	100.00	101.58	108.34
New York Stock Exchange Composite	100.00	101.66	108.72

As of March 30, 2006, the closing price was $25.26.

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by INTERLINE under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee (the “Committee”) oversees the Company’s financial reporting, internal controls, and audit function process on behalf of the Board of Directors. The Committee is composed of three directors. The members of the Committee are independent as such term is defined under the New York Stock Exchange’s listing standards. The Committee adopted a written charter during fiscal 2004, a copy of which is available on the Company’s website. The members of the Committee are not engaged professionally in the practice of auditing or accounting and are not employees of the Company. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Company’s Annual Report on Form 10-K with management and discussed the quality and acceptability of the Company’s accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the Company’s financial statements.

The Committee reviewed with the Company’s independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles and of the Company’s internal control over financial reporting, their judgments as to the quality and acceptability of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including the Statement on Auditing Standards No. 61 (Communications with Audit Committees) and Rule 2-07 of SEC Regulation S-X (Communications with Audit Committees). In addition, the Committee has discussed with the Company’s independent registered public accounting firm their independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committees), which were submitted to the Company, and considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

The Committee discussed with the Company’s internal auditors and its independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 30, 2005 for filing with the Securities and Exchange Commission. The Audit Committee also appointed, and the Board of Directors is proposing, that the stockholders ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2006 fiscal year.

AUDIT COMMITTEE
Mr. Barry J. Goldstein, Chairman
Mr. John J. Gavin
Mr. Drew T. Sawyer

PROPOSAL 4

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTANTS

The Audit Committee has selected Deloitte & Touche LLP as independent registered public accountants to audit our books, records and accounts and our subsidiaries for the fiscal year 2006. Your Board has endorsed this appointment. Ratification of the selection of Deloitte & Touche LLP by stockholders is not required by law. However, as a matter of good corporate practice, such selection is being submitted to the stockholders for ratification at the Annual Meeting. If the stockholders do not ratify the selection, the Board of Directors and the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP, but may retain Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interests of Interline and its stockholders. Deloitte & Touche LLP audited our consolidated financial statements for fiscal year ended December 30, 2005 and the consolidated financial statements of Interline Opco during the three fiscal years ended December 31, 2004. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

The following is a summary of the fees billed to us by Deloitte & Touche LLP for professional services rendered for the fiscal years ended December 30, 2005 and December 31, 2004:

Fee Category	Fiscal 2005 Fees	Fiscal 2004 Fees
	(in thousands)
Audit Fees	672.9	723.1
Audit-Related Fees	11.0	10.0
Tax Fees	3.0	9.3
All Other Fees	606.0	129.5
Total Fees	1,292.9	871.9

Audit Fees.   Consists of fees billed for professional services rendered for the audit of our consolidated financial statements and review of interim condensed consolidated financial statements including quarterly reports.

Audit-Related Fees.   Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our condensed consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits and accounting consultations in connection with acquisitions and investments and Sarbanes-Oxley compliance.

Tax Fees.   Consists of fees for tax services including tax compliance, planning and advice.

All Other Fees.   Consists of fees for Sarbanes-Oxley compliance.

Our Audit Committee pre-approves and is responsible for the engagement of all services provided by our independent registered public accountants.

Required Vote

The appointment of Deloitte & Touche as our independent registered public accountants is ratified by an affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment. In the event ratification is not obtained, your Audit Committee will review its future selection of our independent registered public accountants.

Your Board of Directors recommends a vote FOR the ratification of Deloitte & Touche LLP as our independent registered public accountants.

STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING

If a stockholder wishes to present a proposal to be included in our Proxy Statement for the 2007 Annual Meeting of Stockholders, the proponent and the proposal must comply with the proxy proposal submission rules of the SEC. One of the requirements is that the proposal be received by the Secretary of the Company no later than December 12, 2006. Proposals we receive after that date will not be included in the Proxy Statement. We urge stockholders to submit proposals by Certified Mail—Return Receipt Requested.

A stockholder proposal not included in our Proxy Statement for the 2007 Annual Meeting will be ineligible for presentation at the 2007 Annual Meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company. Under our Bylaws, in order for a matter to be deemed properly presented by a stockholder, timely notice must be delivered to, or mailed and received by, us not less than 50 nor more than 75 days prior to the next Annual Meeting of Stockholders. The stockholder’s notice must set forth, as to each proposed matter, the following: (a) a brief description of the business desired to be brought before the meeting and reasons for conducting such business at the meeting; (b) the name and address, as they appear on our books, of the stockholder proposing such business; (c) the class and number of shares of our securities that are beneficially owned by the stockholder; (d) any material interest of the stockholder in such business; and (e) any other information that is required to be provided by such stockholder pursuant to proxy proposal submission rules of the SEC. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

You may obtain a copy of the current rules for submitting stockholder proposals from the SEC at:

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, DC 20549

or through the Commission’s Internet web site: www.sec.gov. Request SEC Release No. 34-40018, May 21, 1998.

OTHER MATTERS

Your Board does not know of any other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, your proxy holders will vote on it as they think best unless you direct them otherwise in your proxy instructions.

Whether or not you intend to be present at the Annual Meeting, we urge you to submit your signed proxy promptly.

By Order of the Board of Directors,

Laurence W. Howard, III
Vice President, General Counsel and Secretary

Jacksonville, Florida
April 11, 2006

Interline’s 2005 Annual Report on Form 10-K has been mailed with this Proxy Statement. We will provide copies of exhibits to the Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting stockholder. Stockholders may make such request in writing to Interline Brands, Inc., 801 West Bay Street, Jacksonville, FL 32204, Attention: Investor Relations. The request must include a representation by the stockholder that as of March 24, 2006, the stockholder was entitled to vote at the Annual Meeting.

APPENDIX A

INTERLINE BRANDS, INC. AMENDED AND RESTATED
2004 EQUITY INCENTIVE PLAN

INTERLINE BRANDS, INC.
2004 EQUITY INCENTIVE PLAN
Amended and Restated Effective as of May _, 2006

1.   Purpose

The purpose of the Plan is to provide a means through which the Company and its Affiliates may attract able persons to enter and remain in the employ of the Company and its Affiliates and to provide a means whereby employees, directors and consultants of the Company and its Affiliates can acquire and maintain Common Stock ownership, or be paid incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Affiliates and promoting an identity of interest between stockholders and these persons. The Plan was originally adopted on December 16, 2004 and was amended and restated on May __, 2006.

So that the appropriate incentive can be provided, the Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Share Units and Stock Bonuses, or any combination of the foregoing.

2.   Definitions

The following definitions shall be applicable throughout the Plan. “Affiliate” means (i) any entity that directly or indirectly is controlled by, controls or is under common control with, the Company and (ii) to the extent provided by the Committee, any entity in which the Company has a significant equity interest.

a)     “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Share Unit Award or Stock Bonus Award granted under the Plan.

b)     “Board” means the Board of Directors of the Company.

c)     “Cause” means the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any existing employment, consulting or any other agreement between the Participant and the Company or an Affiliate or, in the absence of such an employment, consulting or other agreement, upon (i) the determination by the Committee that the Participant has ceased to perform his duties to the Company or an Affiliate (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of his duties to such party, (ii) the Committee’s determination that the Participant has engaged or is about to engage in conduct materially injurious to the Company or an Affiliate, (iii) the Participant having been convicted of, or plead guilty or no contest to, a felony or any crime involving as a material element fraud or dishonesty, (iv) the failure of the Participant to follow the lawful instructions of the Board or his direct superiors or (v) in the case of a Participant who is a non-employee director, the Participant ceasing to be a member of the Board in connection with the Participant engaging in any of the activities described in clauses (i) through (iv) above.

d)     “Change in Control” shall, unless in the case of a particular Award the applicable Award agreement states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon:

(i)    the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more (on a fully diluted basis) of either (A) the then outstanding shares of Stock of the Company, taking into account as outstanding for this purpose such Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control:  (I) any acquisition by the Company or any Affiliate, (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate, (III) any acquisition which complies with clauses (A), (B) and (C) of subsection (v) of this Section 2(e), or (IV) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of persons including the Participant (or any entity controlled by the Participant or any group of persons including the Participant);

(ii)   after the expiration of twenty-four months following the Effective Date, individuals who, on the date hereof, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation A promulgated under the Exchange Act, with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iii)  the dissolution or liquidation of the Company;

(iv)  the sale, transfer or other disposition of all or substantially all of the business or assets of the Company; or

(v)    the consummation of a reorganization, recapitalization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination:  (A) more than 50% of the total voting power of (x) the entity resulting from such Business Combination (the “Surviving Company”), or (y) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the directors of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors of the Parent Company (or the analogous governing body) (or, if there is no Parent Company, the Surviving Company) and (C) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were

Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination.

e)     “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

f)      “Committee” means a committee of at least two people as the Board may appoint to administer the Plan or, if no such committee has been appointed by the Board, the Board. Unless the Board is acting as the Committee or the Board specifically determines otherwise, each member of the Committee shall, at the time he takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee which Award is otherwise validly granted under the Plan.

g)     “Common Stock” means the common stock, par value $0.01 per share, of the Company and any stock into which such common stock may be converted or into which it may be exchanged.

h)     “Company” means Interline Brands, Inc. and any successor thereto.

i)      “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization or, if there is no such date, the date indicated on the applicable Award agreement.

j)      “Disability” means, unless in the case of a particular Award, the applicable Award agreement states otherwise, the Company or an Affiliate having cause to terminate a Participant’s employment or service on account of “disability,” as defined in any existing employment, consulting or other similar agreement between the Participant and the Company or an Affiliate, or in the absence of such an employment, consulting or other agreement, a condition entitling a person to receive benefits under the long-term disability plan of the Company or an Affiliate, as may be applicable to the Participant in question, or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced, as determined by the Committee based upon medical evidence acceptable to it.

k)     “Effective Date” means December 16, 2004.

l)      “Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, or a person meeting any similar requirement under any successor rule or regulation and (ii) an “outside director” within the meaning of Section 162(m) of the Code, and the Treasury Regulations promulgated thereunder; provided, however, that clause (ii) shall apply only with respect to grants of Awards with respect to which the Company’s tax deduction could be limited by Section 162(m) of the Code if such clause did not apply.

n)     “Eligible Person” means any (i) individual regularly employed by the Company or Affiliate who satisfies all of the requirements of Section 6; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director of the Company or an Affiliate or (iii) consultant or advisor to the Company or an Affiliate who may be offered securities pursuant to Form S-8 (which, as of the Effective Date, includes those who (A) are natural persons and (B) provide bona fide services to the Company other than in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities).

o)     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

p)     “Fair Market Value”, on a given date means (i) if the Stock is listed on a national securities exchange, the average of the highest and lowest sale prices reported as having occurred on the primary exchange with which the Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Stock is not listed on any national securities exchange but is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System (the “Nasdaq”) on a last sale basis, the average between the high bid price and low ask price reported on the date prior to that date, or, if there is no such sale on such prior date, then on the last preceding date on which a sale was reported; or (iii) if the Stock is not listed on a national securities exchange nor quoted in the Nasdaq on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service.

q)     “Incentive Stock Option” means an Option granted by the Committee to a Participant under the Plan which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth herein.

r)     “Mature Shares” means shares of Stock owned by a Participant which are not subject to any pledge or other security interest and have either been held by the Participant for six months, previously acquired by the Participant on the open market or meet such other requirements as the Committee may determine are necessary in order to avoid an accounting earnings charge on account of the use of such shares to pay the Option Price or satisfy a withholding obligation in respect of an Option.

s)     “Nonqualified Stock Option” means an Option granted by the Committee to a Participant under the Plan which is not designated by the Committee as an Incentive Stock Option.

t)      “Option” means an Award granted under Section 7.

u)     “Option Period” means the period described in Section 7(c).

v)     “Option Price” means the exercise price for an Option as described in Section 7(a).

w)    “Parent” means any parent of the Company as defined in Section 424(e) of the Code.

x)     “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6.

y)     “Performance Goals” means the performance objectives of the Company or an Affiliate during a Restricted Period established for the purpose of determining whether, and to what extent, Awards will be earned for the Restricted Period. To the extent an Award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Performance Goals shall be established with reference to one or more of the following, either on a Company-wide basis or, as relevant, in respect of one or more Affiliates, divisions or operations of the Company:

(i)    earnings (gross, net, pre-tax, post-tax or per share)

(ii)   stock price (absolute or relative to other companies)

(iii)  market share

(iv)  gross or net profit margin

(v)    costs or expenses

(vi)  return on equity

(vii) sales

(viii)    earnings before interest and taxes (“EBIT”)

(ix)       earnings before interest, taxes, depreciation and amortization (“EBITDA”)

(x)        return on capital or equity

(xi)       net income

(xii)     total shareholder return

z)     “Plan” means this Interline Brands, Inc. 2004 Equity Incentive Plan.

aa)   “Restricted Period” means, with respect to any Award, the period of time determined by the Committee during which such Award is subject to the restrictions set forth in Section 9 or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

bb)  “Restricted Stock” means shares of Stock issued or transferred to a Participant subject to forfeiture and the other restrictions set forth in Section 9.

cc)   “Restricted Stock Award” means an Award of Restricted Stock granted under Section 9.

dd)  “Restricted Share Unit” means a hypothetical investment equivalent to one share of Stock granted in connection with an Award made under Section 9.

ee)   “Securities Act” means the Securities Act of 1933, as amended.

ff)    “Stock” means the Common Stock or such other authorized shares of stock of the Company as the Committee may from time to time authorize for use under the Plan.

gg)   “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

hh)  “Stock Bonus” means an Award granted under Section 10.

ii)    “Stock Option Agreement” means any agreement between the Company and a Participant who has been granted an Option pursuant to Section 7 which defines the rights and obligations of the parties thereto.

jj)     “Strike Price” means (i) in the case of a SAR granted in tandem with an Option, the Option Price of the related Option, or (ii) in the case of a SAR granted independent of an Option, the Fair Market Value on the Date of Grant.

kk)  “Subsidiary” means any subsidiary of the Company as defined in Section 424(f) of the Code.

ll)    “Vested Unit” shall have the meaning ascribed thereto in Section 9(d).

3.   Effective Date, Duration and Shareholder Approval

The Plan is effective as of the Effective Date; provided, that the validity and exercisabilty of any and all Awards granted pursuant to the Plan is contingent upon approval of the Plan by the shareholders of the Company in a manner intended to comply with the shareholder approval requirements of Section 162(m) of the Code and any applicable exchange. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the shareholders of the Company in a manner intended to comply with the shareholder approval requirements of Section 422(b)(i) of the Code; provided, that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained.

The expiration date of the Plan, on and after which no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that the administration of the Plan shall continue in effect until all matters relating to Awards previously granted have been settled.

4.   Administration

a)     The Committee shall administer the Plan. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

b)     Subject to the provisions of the Plan and applicable law, the Committee shall have the power, and in addition to other express powers and authorizations conferred on the Committee by the Plan, to:  (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Stock, other securities, other Options, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret, administer, reconcile any inconsistency, correct any defect and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations, (ix) appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

c)     Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all parties, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any shareholder.

d)     No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award hereunder.

5.   Grant of Awards; Shares Subject to the Plan

The Committee may, from time to time, grant Awards of Options, Stock Appreciation Rights, Restricted Stock, Restricted Share Units and/or Stock Bonuses to one or more Eligible Persons; provided, however, that:

a)     Subject to Section 12, the aggregate number of shares of Stock in respect of which Awards may be granted under the Plan is 5,175,000 shares (3,175,000 of which were authorized under the Plan as originally adopted and 2,000,000 of which were authorized under the amendment and restatement of the Plan on May __, 2006);

b)     Shares of Stock shall be deemed to have been used in settlement of Awards whether they are actually delivered or the Fair Market Value equivalent of such shares is paid in cash; provided, however, that shares of Stock delivered (either directly or by means of attestation) in full or partial payment of the Option Price in accordance with Section 7(b) shall be deducted from the number of shares of Stock delivered to the Participant pursuant to such Option for purposes of determining the number of shares of Stock acquired pursuant to the Plan. In accordance with (and without limitation upon) the preceding sentence, if and to the extent an Award under the Plan expires, terminates or is canceled for any reason whatsoever without the Participant having received any benefit therefrom, the shares covered by such Award shall again become available for future Awards under the Plan. For purposes of the foregoing sentence, a Participant shall not be deemed to have received any “benefit” in the case of forfeited Restricted Stock Awards by reason of having enjoyed voting rights and dividend rights prior to the date of forfeiture;

c)     Stock delivered by the Company in settlement of Awards may be authorized and unissued Stock, Stock held in the treasury of the Company, Stock purchased on the open market or by private purchase, or a combination of the foregoing;

d)     Subject to Section 12, no person may be granted Options or SARs under the Plan during any calendar year with respect to more than 600,000 shares of Stock; provided, that such number shall be adjusted pursuant to Section 12, and shares otherwise counted against such number, only in a manner which will not cause Options or SARs granted under the Plan to fail to qualify as “performance-based compensation” under Section 162(m) of the Code; and

e)     Subject to Section 12, with respect to awards of Restricted Stock, Restricted Share Units or Stock Bonus Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, no person may be granted Restricted Stock, Restricted Share Units or a Stock Bonus Award under the Plan during any calendar year with respect to more than 150,000 shares of Stock; provided, that such number shall be adjusted pursuant to Section 12, and shares otherwise counted against such number, only in a manner which will not cause such Restricted Stock, Restricted Share Units or Stock Bonus Award granted under the Plan to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

6.   Eligibility

Participation shall be limited to Eligible Persons who have entered into an Award agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7.   Options

The Committee is authorized to grant one or more Incentive Stock Options or Nonqualified Stock Options to any Eligible Person; provided, however, that no Incentive Stock Option shall be granted to any Eligible Person who is not an employee of the Company. Each Option so granted shall be subject to the conditions set forth under this Section 7, or to such other conditions as may be reflected in the applicable Stock Option Agreement.

a)   Option Price.   The exercise price (“Option Price”) per share of Stock for each Option shall be set by the Committee at the time of grant but shall not be less than the Fair Market Value of a share of Stock at the Date of Grant.

b)   Manner of Exercise and Form of Payment.   No shares of Stock shall be delivered pursuant to any exercise of an Option until payment in full of the Option Price therefore is received by the Company. Options which have become exercisable may be exercised by delivery of written notice of exercise to the Committee accompanied by payment of the Option Price. The Option Price shall be payable (i) in cash and/or shares of Stock valued at the Fair Market Value at the time the Option is exercised (including by means of attestation of ownership of a sufficient number of shares of Stock in lieu of actual delivery of such shares to the Company); provided, that such shares of Stock are Mature Shares, (ii) in the discretion of the Committee, either (A) in other property having a fair market value on the date of exercise equal to the Option Price or (B) by delivering to the Committee a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of loan proceeds, or proceeds from the sale of the Stock subject to the Option, sufficient to pay the Option Price or (iii) by such other method as the Committee may allow. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in the manner described in clause (ii) of the preceding sentences if the Committee determines that exercising an Option in such manner would violate the Sarbanes-Oxley Act of 2002 or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission, the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company or any of its Affiliates are listed or traded.

c)   Vesting, Option Period and Expiration.   Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “Option Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires.

d)   Stock Option Agreement - Other Terms and Conditions.   Each Option granted under the Plan shall be evidenced by a Stock Option Agreement. Except as specifically provided otherwise in such Stock Option Agreement, each Option granted under the Plan shall be subject to the following terms and conditions:

(i)    Each Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof.

(ii)   Each share of Stock purchased through the exercise of an Option shall be paid for in full at the time of the exercise. Each Option shall cease to be exercisable, as to any share of Stock, when the Participant purchases the share or exercises a related SAR or when the Option expires.

(iii)  Subject to Section 11(k), Options shall not be transferable by the Participant except by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by him.

(iv)  Each Option shall vest and become exercisable by the Participant in accordance with the vesting schedule established by the Committee and set forth in the Stock Option Agreement.

(v)    At the time of any exercise of an Option, the Committee may, in its sole discretion, require a Participant to deliver to the Committee a written representation that the shares of Stock to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof and any other representation deemed necessary by the Committee to ensure compliance with all applicable federal and state securities laws. Upon such a request by the Committee, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option shall be a condition precedent to the right of the Participant or such other person to purchase any shares. In the event certificates for Stock are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

(vi)  Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date the Participant acquired the Stock by exercising the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any Stock acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Stock.

e)   Incentive Stock Option Grants to 10% Stockholders.   Notwithstanding anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a Subsidiary or a Parent, the Option Period shall not exceed five years from the Date of Grant of such Option and the Option Price shall be at least 110 percent of the Fair Market Value (on the Date of Grant) of the Stock subject to the Option.

f)   $100,000 Per Year Limitation for Incentive Stock Options.   To the extent the aggregate Fair Market Value (determined as of the Date of Grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

8.   Stock Appreciation Rights

Any Option granted under the Plan may include SARs, either at the Date of Grant or, except in the case of an Incentive Stock Option, by subsequent amendment. The Committee also may award SARs to Eligible Persons independent of any Option. A SAR shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, including, but not limited to, the following:

a)   Vesting, Transferability and Expiration.   A SAR granted in connection with an Option shall become exercisable, be transferable and shall expire according to the same vesting schedule, transferability rules and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall become exercisable, be transferable and shall expire in accordance with a vesting schedule, transferability rules and expiration provisions as established by the Committee and reflected in an Award agreement.

b)   Automatic Exercise.   If on the last day of the Option Period (or in the case of a SAR independent of an option, the period established by the Committee after which the SAR shall expire), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option, and neither the SAR nor the corresponding Option has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefore.

c)   Payment.   Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one share of Stock on the exercise date over the Strike Price. The Company shall pay such excess in cash, in shares of Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Fractional shares shall be settled in cash.

d)   Method of Exercise.   A Participant may exercise a SAR at such time or times as may be determined by the Committee at the time of grant by filing an irrevocable written notice with the Committee or its designee, specifying the number of SARs to be exercised, and the date on which such SARs were awarded.

e)   Expiration.   Except as otherwise provided in the case of SARs granted in connection with Options, a SAR shall expire on a date designated by the Committee which is not later than ten years after the Date of Grant of the SAR.

9.   Restricted Stock Awards and Restricted Share Unit Awards

a)   Award of Restricted Stock and Restricted Share Units.

(i)    The Committee shall have the authority (A) to grant Awards of Restricted Stock and Restricted Share Unit Awards to Eligible Persons, (B) to issue or transfer Restricted Stock to Participants, and (C) to establish terms, conditions and restrictions applicable to such Restricted Stock and Restricted Share Units, including the Restricted Period, as applicable, which may differ with respect to each grantee, the time or times at which Restricted Stock or Restricted Share Units shall be granted or become vested and the number of shares or units to be covered by each grant.

(ii)   Each Participant who has been granted an Award of Restricted Stock shall execute and deliver to the Company an Award agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee and (B) the appropriate blank stock powers with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock powers, the Award shall be null and void. Subject to the restrictions set forth in Section 9(b), the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. At the discretion of the Committee, cash dividends and stock dividends with respect to the Restricted Stock may be either currently paid to the Participant or withheld by the Company for the Participant’s account, and interest may be credited on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such cash dividends, stock dividends or earnings.

(iii)  Upon the grant of an Award of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued and, if it so determines, deposited together with the stock powers with an escrow agent designated by the Committee. If an escrow arrangement is used, the Committee may cause the escrow agent to issue to the Participant a receipt evidencing any stock certificate held by it, registered in the name of the Participant.

(iv)  The terms and conditions of a grant of Restricted Share Units shall be reflected in a written Award agreement. No shares of Stock shall be issued at the time an Award of a Restricted Share Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award. At the discretion of the Committee, each Restricted Share Unit (representing one share of Stock) awarded to a Participant may be credited with cash and stock dividends paid by the Company in respect of one share of Stock (“Dividend Equivalents”). At the discretion of the Committee, Dividend Equivalents may be either currently paid to the Participant or withheld by the Company for the Participant’s account, and interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Share Unit (and earnings thereon, if applicable) shall be distributed to the Participant upon settlement of such Restricted Share Unit and, if such Restricted Share Unit is forfeited, the Participant shall have no right to such Dividends Equivalents.

b)     Restrictions.

(i)    Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Award agreement, (C) the shares shall be subject to forfeiture to the extent provided in Section 9(d) and the applicable Award agreement and (D) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder shall terminate without further obligation on the part of the Company.

(ii)   Restricted Share Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of applicable Performance Goals during such period, to the extent provided in the applicable Award agreement, and to the extent such Restricted Share Units are forfeited, all rights of the Participant to such Restricted Share Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award agreement.

(iii)  The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Share Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Awards of Restricted Stock or Restricted Share Units, such action is appropriate.

c)   Restricted Period.   The Restricted Period of Restricted Stock and Restricted Share Units shall commence on the Date of Grant and shall expire from time to time and, upon attainment of the Performance Goals, if any, set forth in the applicable Award agreement, as to that part of the Restricted Stock and Restricted Share Units indicated in a schedule established by the Committee in the applicable Award agreement.

d)   Delivery of Restricted Stock and Settlement of Restricted Share Units.   Upon the expiration of the Restricted Period with respect to any shares of Stock covered by an Award of Restricted Stock, the restrictions set forth in Section 9(b) and the applicable Award agreement shall be of no further force or effect with respect to shares of Restricted Stock which have not then been forfeited, except as set forth in the applicable Award agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Participant’s account with respect to such Restricted Stock and the interest thereon, if any.

Upon the expiration of the Restricted Period with respect to any Restricted Share Units covered by an Award of Restricted Share Units, the Company shall deliver to the Participant, or his beneficiary, without charge, one share of Stock for each Restricted Share Unit, which has not then been forfeited and with respect to which the Restricted Period has expired (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 9(a)(iv) hereof, if any; provided, however, that, if so explicitly provided in the applicable Award agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Stock in lieu of delivering only shares of Stock for Vested Units. If a cash payment is made in lieu of delivering shares of Stock, the amount of such payment shall be equal to the Fair Market Value of the Stock as of the date on which the Restricted Period lapsed with respect to such Vested Unit. Notwithstanding the foregoing, and only if so explicitly provided in the applicable Award agreement, a Participant may elect in a manner and at a time established in such Award agreement to defer receipt of such shares of Stock or cash, with respect to such Vested Units, until a specified date or period.

e)   Stock Restrictions.   Each certificate representing Restricted Stock awarded under the Plan shall bear a legend substantially in the form of the following until the lapse of all restrictions with respect to such Stock, as well as any other information the Company deems appropriate:

Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of the Interline Brands, Inc. 2004 Equity Incentive Plan and a Restricted Stock Purchase and Award Agreement, dated as of                            , between Interline Brands, Inc. and                                 . A copy of such Plan and Agreement is on file at the offices of Interline Brands, Inc.

Stop transfer orders shall be entered with the Company’s transfer agent and registrar against the transfer of legended securities.

f)   Adjustments of Performance Goals.   The Committee may, during the Restricted Period and subject to Section 9, make such adjustments to the Performance Goals as it may deem appropriate to compensate for, or reflect (x) extraordinary or non-recurring events experienced during the Restricted Period by the Company or by any other corporation whose performance is relevant to the determination of whether the Performance Goals have been attained, (y) any significant changes that may have occurred during such Restricted Period in the applicable accounting rules or principles or changes in the Company’s method of accounting or in that of any other corporation whose performance is relevant to the determination of the Performance Goals or (z) any significant changes that may have occurred during such Restricted Period in tax laws or other laws or regulations that alter or affect the computation of the measures of the Performance Goals.

g)   Applicability of Section 162(m).   To the extent a Restricted Stock Award or an Award of Restricted Share Units is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the (i) Performance Goals and (ii) schedule relating to the attainment of the Performance Goals with respect to such Award, shall be established in writing and administered by the Committee prior to the Restricted Period or during such period permitted by Section 162(m) of the Code as a condition to the lapse of the restrictions on any Restricted Stock Award or the earning of any Restricted Stock Unit. At the completion of such Restricted Period, or at such other times during the Restricted Period as specified by the Committee in the Award agreement, the Committee shall determine and certify the extent to which the Performance Goals have been attained with respect to such Award. With respect to each Award of Restricted Stock or Restricted Share Units intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall establish and administer such Awards and Performance Goals (including the timing of the establishment of the Performance Goals, adjustment to the Performance Goals and the determination and certification of the extent to which the Performance Goals have been attained) in a manner designed to preserve such Awards as “performance-based compensation.”

10.   Stock Bonus Awards

The Committee may issue unrestricted Stock, or other Awards denominated in Stock, under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine. A Stock Bonus Award under the Plan shall be granted as, or in payment of, a bonus, or to provide incentives or recognize special achievements or contributions. With respect to a Stock Bonus Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall establish and administer Performance Goals in the manner described in Section 9 as an additional condition to the vesting and payment of such Stock Bonus Awards.

11.   General

a)   Additional Provisions of an Award.   Awards to a Participant under the Plan also may be subject to such other provisions (whether or not applicable to the Awards granted to any other Participant) as the Committee determines appropriate, including, without limitation, provisions for the forfeiture of or restrictions on resale or other disposition of shares of Stock acquired under any Award, provisions giving the Company the right to repurchase shares of Stock acquired under any Award in the event the Participant elects to dispose of such shares, provisions allowing the Participant to elect to defer the receipt of payment in respect of Awards for a specified period or until a specified event, and provisions to comply with Federal and state securities laws and Federal and state tax withholding requirements. Any such provisions shall be reflected in the applicable Award agreement.

b)   Privileges of Stock Ownership.   Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of ownership in respect of shares of Stock which are subject to Awards hereunder until such shares have been issued to that person.

c)   Government and Other Regulations.   The obligation of the Company to settle Awards in Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Stock to be offered or sold under the Plan. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

d)   Tax Withholding.

(i)    A Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any shares of Stock or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Stock or other property) of any required tax withholding and payroll taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(ii)   Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability (but no more than the minimum required withholding liability) by (A) the delivery of Mature Shares owned by the Participant having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of shares of Stock otherwise issuable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability.

e)   Claim to Awards and Employment Rights.   No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate.

f)   Designation and Change of Beneficiary.   Each Participant shall file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

g)   Payments to Persons Other Than Participants.   If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefore has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefore.

h)   No Liability of Committee Members.   No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

i)   Governing Law.   The Plan shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and performed wholly within the State of New York.

j)   Funding.   No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

k)   Nontransferability.

(i)    Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii)   Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards other than Incentive Stock Options to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to:

(A)  any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 (collectively, the “Immediate Family Members”);

(B)   a trust solely for the benefit of the Participant and his or her Immediate Family Members;

(C)   a partnership or limited liability company whose only partners or shareholders are the Participant and his or her Immediate Family Members; or

(D)  any other transferee as may be approved either (a) by the Board or the Committee in its sole discretion, or (b) as provided in the applicable Award agreement;

(each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii)  The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate, (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise, and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.

l)   Reliance on Reports.   Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or upon any other information furnished in connection with the Plan by any person or persons other than himself.

m)   Relationship to Other Benefits.   No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

n)   Expenses.   The expenses of administering the Plan shall be borne by the Company and its Affiliates.

o)   Pronouns.   Masculine pronouns and other words of masculine gender shall refer to both men and women.

p)   Titles and Headings.   The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

q)   Termination of Employment.   Unless an applicable Award agreement provides otherwise, for purposes of the Plan, a person who transfers from employment or service with the Company to employment or service with an Affiliate or vice versa shall not be deemed to have terminated employment or service with the Company or an Affiliate.

r)   Severability.   If any provision of the Plan or any Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

12.   Changes in Capital Structure

Awards granted under the Plan and any agreements evidencing such Awards, the maximum number of shares of Stock subject to all Awards stated in Section 5(a) and the maximum number of shares of Stock with respect to which any one person may be granted Awards during any period stated in Sections 5(d) or 5(e) shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Stock or other consideration subject to such Awards or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Award or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. Any adjustment in Incentive Stock Options under this Section 13 shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 13 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Further, with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without causing the Company to be denied a tax deduction on account of Section 162(m) of the Code. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

Notwithstanding the above, in the event of any of the following:

A.     The Company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by shareholders of the Company in a form other than Stock or other equity interests of the surviving entity;

B.     All or substantially all of the assets of the Company are acquired by another person;

C.     The reorganization or liquidation of the Company; or

D.     The Company shall enter into a written agreement to undergo an event described in clauses A, B or C above;

then the Committee may, in its discretion and upon at least 10 days advance notice to the affected persons, (1) cancel any outstanding Awards and cause the holders thereof to be paid, in cash or shares of Stock, or any combination thereof, the value of such Awards based upon the price per share of Stock received or to be received by other shareholders of the Company in the event, and/or (2) if applicable, cause such Awards to be assumed by a successor entity and substituted with awards involving the common stock or other applicable equity unit of the successor entity with equivalent value and having terms and conditions of the substituted Awards that are no less favorable than the Awards granted by the Company. The terms of this Section 12 may be varied by the Committee in any particular Award agreement.

13.   Effect of Change in Control

Except to the extent reflected in a particular Award agreement:

a)     In the event of a Change in Control, notwithstanding any provision of the Plan to the contrary, all Options and SARs shall become immediately exercisable with respect to 100 percent of the shares subject to such Option or SAR, and the Restricted Period shall expire immediately with respect to 100 percent of such shares of Restricted Stock or Restricted Share Units (including a waiver of any applicable Performance Goals) and, to the extent practicable, such acceleration of exercisability and expiration of the Restricted Period (as applicable) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control transaction with respect to the Stock subject to their Awards.

b)     In addition, in the event of a Change in Control, the Committee may in its discretion and upon at least 10 days advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Stock received or to be received by other shareholders of the Company in the event.

c)     The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provisions for the preservation of Participants’ rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

14.   Nonexclusivity of the Plan

Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

15.   Amendments and Termination

a)   Amendment and Termination of the Plan.   The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including as necessary to comply with any applicable stock exchange listing requirement or to prevent the Company from being denied a tax deduction on account of Section 162(m) of the Code); and provided further that any such amendment, alteration, suspension, discontinuance or termination that would impair the rights of any

Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary; and provided further that no amendment may be made to the second proviso of paragraph (b) of this Section without shareholder approval. The termination date of the Plan, following which no Awards may be granted hereunder, is December 16, 2014; provided that such termination shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

b)   Amendment of Award Agreements.   The Committee may, to the extent consistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant or any holder or beneficiary of any Option theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary; and provided further that, except as is specifically provided by Section 12 or Section 13, without stockholder approval, (i) no amendment or modification may reduce the Option Price of any Option or the Strike Price of an SAR, (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower Option Price or Strike Price), (iii) no Option or SAR may be exchanged for cash or another Award and (iv) the Committee may not take any other action which is considered a “repricing” for purposes of the shareholder approval rules of any applicable stock exchange.

*       *       *

As originally adopted by the Board of Directors of
Interline Brands, Inc. at a meeting held on December 2,
2004 and amended and restated by the Board of
Directors of Interline Brands, Inc. by unanimous
written consent dated March 24, 2006.

APPENDIX B

INTERLINE BRANDS, INC.
EXECUTIVE CASH INCENTIVE PLAN

I.   Purpose

The purpose of the Interline Brands, Inc. Executive Cash Incentive Plan (the “Plan”) is to establish a program of incentive compensation for designated officers and/or key executive employees of Interline Brands, Inc., a Delaware corporation (the “Company”) and its subsidiaries and divisions that is directly related to the performance results of such individuals. The Plan provides annual incentives, contingent upon continued employment and meeting certain corporate goals, to certain key executives who make substantial contributions to the Company.

II.   Definitions

The following definitions shall be applicable throughout the Plan.

“Affiliate” means (i) any entity that directly or indirectly is controlled by, controls or is under common control with the Company or (ii) to the extent provided by the Committee, any entity in which the Company has a significant equity interest.

“Board” means the Board of Directors of the Company.

“Bonus Award” means the award or awards, as determined by the Committee, to be granted to a Participant based on that Participant’s level of attainment of his or her goals established in accordance with Articles IV and V of the Plan.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means either (i) the Board or (ii) a committee selected by the Board to administer the Plan and composed of not less than two directors, each of whom is an “outside director” (within the meaning of Section 162(m) of the Code). If at any time such a Committee has not been so designated, the Compensation Committee of the Board shall constitute the Committee or if there shall be no Compensation Committee of the Board, the Board shall constitute the Committee. The fact that a Committee member shall fail to qualify as an “outside director” when administering the Plan with respect to 162(m) Bonus Awards shall not invalidate any 162(m) Bonus Award granted by the Committee if such 162(m) Bonus Award is otherwise validly granted under the Plan.

“Company” means Interline Brands, Inc., a Delaware corporation, and any successor thereto.

“Designated Beneficiary” means the beneficiary or beneficiaries designated by a Participant in accordance with Article XIII hereof to receive the amount, if any, payable under the Plan upon such Participant’s death.

“162(m) Bonus Award” means a Bonus Award which is intended to qualify for the performance-based compensation exception to Section 162(m) of the Code, as further described in Article VII.

“Participant” means any officer or key executive of the Company and its subsidiaries designated by the Committee to participate in the Plan.

“Performance Goals” means the performance objectives of the Company or an Affiliate during a Performance Period established for the purpose of determining whether, and to what extent, Bonus Awards will be earned for the Performance Period. To the extent a Bonus Award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Performance Goals shall be established with reference to one or more of the following, either on a Company-wide basis or, as relevant, in respect of one or more Affiliates, divisions or operations of the Company:

a)               earnings (gross, net, pre-tax, post-tax or per, adjusted or unadjusted)

b)              stock price (absolute or relative to other companies)

c)               market share

d)              gross or net profit margin

e)               costs or expenses

f)                 return on equity

g)               sales

h)              earnings before interest and taxes (“EBIT”)

i)                 earnings before interest, taxes, depreciation and amortization (“EBITDA”) (adjusted or unadjusted)

j)                  return on capital or equity

k)              net income (pre-tax or post-tax)

l)                 total shareholder return.

Each grant of a 162(m) Bonus Award shall specify the Performance Goals to be achieved, a minimum acceptable level of achievement below which no payment or award will be made, and a formula for determining the amount of any payment or award to be made if performance is at or above the minimum acceptable level but falls short of full achievement of the specified Performance Goals.

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Goals to be unsuitable, the Committee may modify such Performance Goals or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable; provided, however, that no such modification shall be made if the effect would be to cause a 162(m) Bonus Award to fail to qualify for the performance-based compensation exception to Section 162(m) of the Code. In addition, at the time performance goals are established as to a 162(m) Bonus Award, the Committee is authorized to determine the manner in which the Performance Goals related thereto will be calculated or measured to take into account certain factors over which the Participant has no control or limited control including changes in industry margins, general economic conditions, interest rate movements and changes in accounting principles.

“Performance Period” means the period during which performance is measured to determine the level of attainment of a Bonus Award, which shall be any period of at least 12 consecutive months as determined by the Committee.

“Plan” means the Interline Brands, Inc. Executive Cash Incentive Plan.

III.   Eligibility

Participants in the Plan shall be selected by the Committee for each Performance Period from those officers and key executives of the Company and its subsidiaries whose efforts contribute materially to the success of the Company. No employee shall be a Participant unless he or she is selected by the Committee, in its sole discretion. No employee shall at any time have the right to be selected as a Participant nor, having been selected as a Participant for one Performance Period, to be selected as a Participant in any other Performance Period.

IV.   Administration

The Committee, in its sole discretion, will determine eligibility for participation, establish the maximum aggregate award which may be earned by each Participant (which may be expressed in terms of a dollar amount, percentage of salary or any other measurement), establish goals for each Participant (which may be objective or subjective, and based on individual, Company, subsidiary and/or division performance), calculate and determine each Participant’s level of attainment of such goals, and calculate the Bonus Award for each Participant based upon such level of attainment.

Except as otherwise herein expressly provided, full power and authority to construe, interpret, and administer the Plan shall be vested in the Committee, including the power to amend or terminate the Plan as further described in Article XV. The Committee may at any time adopt such rules, regulations, policies, or practices as, in its sole discretion, it shall determine to be necessary or appropriate for the administration of, or the performance of its respective responsibilities under, the Plan. The Committee may at any time amend, modify, suspend, or terminate such rules, regulations, policies, or practices.

V.   Bonus Awards

The Committee, based upon information to be supplied by management of the Company and, where determined as necessary by the Board, the ratification of the Board, will establish for each Performance Period a maximum aggregate award (and, if the Committee deems appropriate, threshold and target awards) and goals relating to Company, subsidiary, divisional, departmental and/or functional performance for each Participant and communicate such award levels and goals to each Participant prior to or during the Performance Period for which such award may be made. Bonus Awards will be earned by each Participant based upon the level of attainment of his or her goals during the applicable Performance Period; provided that the Committee may reduce the amount of any Bonus Award in its sole and absolute discretion. As soon as practicable after the end of the applicable Performance Period, the Committee shall determine the level of attainment of the goals for each Participant and the Bonus Award to be made to each Participant.

VI.   Payment of Bonus Awards

Except as provided in Article VIII below, Bonus Awards earned during any Performance Period shall be paid as soon as practicable following the end of such Performance Period and the determination of the amount thereof shall be made by the Committee. Payment of Bonus Awards shall be made in the form of cash. Bonus Award amounts earned but not yet paid will not accrue interest.

VII.   162(m) Bonus Awards

Unless determined otherwise by the Committee, each Bonus Award awarded under the Plan shall be a 162(m) Bonus Award and will be subject to the following requirements, notwithstanding any other provision of the Plan to the contrary:

1.                No 162(m) Bonus Award may be paid unless and until the shareholders of the Company have approved the Plan in a manner which complies with the shareholder approval requirements of Section 162(m) of the Code.

2.                A 162(m) Bonus Award may be made only by a Committee which is comprised solely of not less than two directors, each of whom is an “outside director” (within the meaning of Section 162(m) of the Code).

3.                The performance goals to which a 162(m) Bonus Award is subject must be based solely on Performance Goals. Such Performance Goals, and the maximum, target and/or threshold (as applicable) Bonus Amount payable upon attainment thereof, must be established by the Committee within the time limits required in order for the 162(m) Bonus Award to qualify for the performance-based compensation exception to Section 162(m) of the Code.

4.                No 162(m) Bonus Award may be paid until the Committee has certified the level of attainment of the applicable Performance Goals; provided, however, that the Committee, in its sole discretion, may permit the payment of a 162(m) Bonus Award to a Participant (or such Participant’s Designated Beneficiary or estate, as applicable) without first certifying the level of attainment of the applicable Performance Goals following (i) a termination of employment due to the Participant’s death or disability or (ii) a “Change in Control” (as that term is defined in the Interline Brands, Inc. 2004 Equity Incentive Plan.)

5.                With respect to any single Participant, the maximum amount of any 162(m) Bonus Award for any fiscal year of the Company shall be $5,000,000.

VIII.   Termination of Employment

A Participant shall be eligible to receive payment of his or her Bonus Award earned during a Performance Period, so long as the Participant is employed on the last day of such Performance Period, notwithstanding any subsequent termination of employment prior to the actual payment of the Bonus Award. In the event of a Participant’s death prior to the payment of a Bonus Award which has been earned, such payment shall be made to the Participant’s Designated Beneficiary or, if there is none living, to the estate of the Participant. Notwithstanding the foregoing, the Committee, in its sole discretion, may permit a Participant to receive payment of all or a pro rata portion of his or her Bonus Award following a termination of such Participant’s employment prior to the last day of a Performance Period; provided, however, that, in the event the Bonus Award is a 162(m) Bonus Award the Committee shall only be permitted to exercise such discretion upon a termination of employment described in Section 4 of Article VII.

IX.   Reorganization or Discontinuance

The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from a merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company will make appropriate provision for the preservation of Participants’ rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

If the business conducted by the Company shall be discontinued, any previously earned and unpaid Bonus Awards under the Plan shall become immediately payable to the Participants then entitled thereto.

X.   Non-Alienation of Benefits

A Participant may not assign, sell, encumber, transfer or otherwise dispose of any rights or interests under the Plan except by will or the laws of descent and distribution. Any attempted disposition in contravention of the preceding sentence shall be null and void.

XI.   No Claim or Right to Plan Participation

No employee or other person shall have any claim or right to be selected as a Participant under the Plan. Neither the Plan nor any action taken pursuant to the Plan shall be construed as giving any employee any right to be retained in the employ of the Company or any of its subsidiaries.

XII.   Taxes

The Company shall deduct from all amounts paid under the Plan all federal, state, local and other taxes that the Committee, in its sole discretion, determines are required to be withheld with respect to such payments.

XIII.   Designation and Change of Beneficiary

Each Participant may indicate upon notice to him or her by the Committee of his or her right to receive a Bonus Award a designation of one or more persons as the Designated Beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon the death of the Participant. Such designation shall be in writing to the Committee. A Participant may, from time to time, revoke or change his or her Designated Beneficiary without the consent of any prior Designated Beneficiary by filing a written designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. In the event that a Participant fails to designate a Designated Beneficiary as provided in this Article XIII, or if the Designated Beneficiary predeceases the Participant, then any Bonus Award payable following the Participant’s death shall be payable to such Participant’s estate.

XIV.   No Liability of Committee Members

No member of the Committee shall be personally liable by reason of any contract or other instrument related to the Plan executed by such member or on his or her behalf in his or her capacity as a member of the Committee, nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including legal fees, disbursements and other related charges) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or bad faith.

XV.   Termination or Amendment of the Bonus Plan

The Committee may amend, suspend or terminate the Plan at any time; provided that no amendment may be made without the approval of the Company’s shareholders if the effect of such amendment would be to cause outstanding or pending 162(m) Bonus Awards to cease to qualify for the performance-based compensation exception to Section 162(m) of the Code.

XVI.   Unfunded Plan

Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, Designated Beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

XVII.   Governing Law

The terms of the Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws.

XVIII.   Effective Date

The effective date of the Plan is March 9, 2006.

XIX.   Shareholder Reapproval.

The Plan shall be subject to reapproval by the Company’s shareholders no later than the first shareholder meeting that occurs in the fifth year following the year in which the Company’s shareholders first approved the Plan following the date on which the Company became a “publicly held corporation” within the meaning of Section 162(m)(2) of the Code.

*       *       *

As adopted by the Board of Directors of
Interline Brands, Inc. at a meeting held
on March 9, 2006.

  DETACH PROXY CARD HERE

☐

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.				☒ Votes must be indicated
(x) in Black or Blue ink.

1. ELECTION OF CLASS II DIRECTORS								FOR	AGAINST	ABSTAIN

FOR ALL	☐	WITHHOLD FOR ALL	☐	EXCEPTIONS	☐
						4.	To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 29, 2006.	☐	☐	☐

Nominees: Barry J. Goldstein, Charles W. Santoro and Drew T. Sawyer
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s
name in the space provided below.)

*Exceptions: _______________________________________________						5.	In their discretion to act on any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

			FOR	AGAINST	ABSTAIN

2.

To approve amendments to Interline’s 2004 Equity Incentive Plan to increase the number of shares reserved for issuance by 2,000,000 shares and to further restrict the repricing of awards thereunder without first obtaining stockholder approval.

			☐	☐	☐

							To change your address, please mark this box and indicate new address on the reverse side:			☐

3.	To approve the adoption of an Executive Cash Incentive Plan.		☐	☐	☐

SCAN LINE

Your signature on this Proxy form should be exactly as name appearing hereon. Persons signing as executors, administrators, trustees and similar capacities should so indicate. For joint accounts the name of each joint owner
should be signed.

						Date Share Owner sign here		Co-Owner sign here

Dear Stockholder:

The Annual Meeting of Stockholders (the “Meeting”) of Interline Brands, Inc. will be held at 9:00 a.m. on Thursday, May 11, 2006 at the The River Club, 34th Floor, One Independent Drive, Jacksonville, Florida 32202.

Whether or not you expect to attend the Meeting in person, we encourage you to promptly complete and sign the proxy card below and return it in the postage paid envelope provided. Executing and returning the proxy card will not deprive you of the right to attend the Meeting or to vote your shares in person.

April 11, 2006

INTERLINE BRANDS, INC.
801 WEST BAY STREET
JACKSONVILLE, FL 32204
COMMON STOCK PROXY
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 11, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Laurence W. Howard and Thomas J. Tossavainen, as Proxy holders and attorneys, with full power of substitution, to appear and vote all the Common Stock of Interline Brands, Inc. (the “Company”), which the undersigned shall be entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at The River Club, 34th Floor, One Independent Drive, Jacksonville, Florida 32202, on Thursday, May 11, 2006, at 9:00 a.m., Eastern time, and at any adjournments or postponements thereof, hereby revoking any and all proxies heretofore given, and authorizes and directs said Proxy holders to vote all the Common Stock of the Company represented by this Proxy as follows, with the understanding that if no directions are given below, said shares will be voted FOR the election of the three directors nominated by the Board of Directors and FOR the proposals set forth below.

(Change of address)

INTERLINE BRANDS, INC.
P.O. BOX 11157
NEW YORK, N.Y. 10203-0157

(Continued, and to be executed and dated on the other side.)